                                                                   Exhibit 10(e)

                                                                [EXECUTION COPY]



                                 $600,000,000

                           364-DAY CREDIT AGREEMENT

                                  dated as of

                                June 27, 2000,

                                     among

                         AMERICAN WATER CAPITAL CORP.,
                                  as Borrower

                      AMERICAN WATER WORKS COMPANY, INC.,
                                   as Parent

                        THE LENDERS IDENTIFIED HEREIN,
                                  as Lenders

                          FIRST UNION NATIONAL BANK,
                            as Administrative Agent

                        PNC BANK, NATIONAL ASSOCIATION,
                             as Syndication Agent

                                      and

                              MELLON BANK, N.A.,
                            as Documentation Agent

                         FIRST UNION SECURITIES, INC.,
                    as Sole Lead Arranger and Book Manager

                               TABLE OF CONTENTS
                                    364-DAY
                               CREDIT AGREEMENT

SECTION                                                                                          PAGE
                                   ARTICLE I
                                 DEFINITIONS 1

SECTION 1.1  Certain Defined Terms...............................................................  1

SECTION 1.2  Accounting Terms and Determinations................................................. 14

SECTION 1.3  Use of Defined Terms................................................................ 14

SECTION 1.4  Terminology......................................................................... 14

SECTION 1.5  References.......................................................................... 15

                                  ARTICLE II
                                  THE CREDITS

SECTION 2.01 Commitment to Lend.................................................................. 15

SECTION 2.02 Method of Borrowing................................................................. 15

SECTION 2.03 Method of Swing Line Borrowing...................................................... 16

SECTION 2.04 Evidence of Loans................................................................... 18

SECTION 2.05 Maturity of Loans; Termination of Commitment........................................ 19

SECTION 2.06 Interest Rates...................................................................... 20

SECTION 2.07 Fees................................................................................ 21

SECTION 2.08 Optional Termination or Reduction of Commitment..................................... 22

SECTION 2.09 Mandatory Prepayments............................................................... 22

SECTION 2.10 Optional Prepayments................................................................ 22

SECTION 2.11 Compensation after Prepayment or Conversion......................................... 22

SECTION 2.12 General Provisions as to Payments................................................... 23

SECTION 2.13 Computation of Interest and Fees.................................................... 23

SECTION 2.14 Compensation, Additional Interest................................................... 23

SECTION 2.15 Taxes............................................................................... 24

SECTION 2.16 Interest Rate Determination......................................................... 26

SECTION 2.17 Conversion of Loans................................................................. 27

SECTION 2.18 Security; Set-off................................................................... 28

SECTION 2.19 Pro Rata Treatment.................................................................. 28

SECTION 2.20 Sharing of Payments................................................................. 29

SECTION 2.21 Substitution of Lenders.............................................................  30

                                  ARTICLE III
                           CONDITIONS TO BORROWINGS
                           AND SWING LINE BORROWINGS


SECTION 3.01 Conditions to Closing...............................................................  30

SECTION 3.02 Conditions to All Borrowings and Swing Line Borrowings..............................  32

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES


SECTION 4.01 Corporate Existence and Status......................................................  33

SECTION 4.02 Corporate Power and Authority; Enforceability.......................................  33

SECTION 4.03 Non-Contravention...................................................................  33

SECTION 4.04 Litigation..........................................................................  33

SECTION 4.05 Financial Information...............................................................  34

SECTION 4.06 Approvals...........................................................................  34

SECTION 4.07 Use of Proceeds.....................................................................  34

SECTION 4.08 Investment Company Act; Public Utility Holding Company Act; Margin Stock............  34

SECTION 4.09 Compliance with Laws................................................................  35

SECTION 4.10 Compliance with ERISA...............................................................  35

SECTION 4.11 Environmental Matters...............................................................  35

SECTION 4.12 Taxes...............................................................................  36

SECTION 4.13 No Defaults.........................................................................  36

SECTION 4.14 Solvency............................................................................  37

SECTION 4.15 Ownership of Borrower and Operating Utilities.......................................  37

SECTION 4.16 Ownership of Properties and Assets..................................................  37

SECTION 4.17 Enforceability of Finco Notes.......................................................  37

SECTION 4.18 Full Disclosure.....................................................................  37

                                   ARTICLE V
                                   COVENANTS

SECTION 5.01 Affirmative Covenants...............................................................  38

SECTION 5.02 Negative Covenants..................................................................  42

                                  ARTICLE VI
                                   DEFAULTS

SECTION 6.01 Events of Default..................................................................... 45

                                  ARTICLE VII
                                 MISCELLANEOUS

SECTION 7.01 Notices............................................................................... 48

SECTION 7.02 No Waivers............................................................................ 48

SECTION 7.03 Expenses: Documentary Taxes; Indemnification.......................................... 48

SECTION 7.04 Amendments, Waivers and Consents...................................................... 49

SECTION 7.05 Benefit of Agreement.................................................................. 50

SECTION 7.06 Confidentiality....................................................................... 52

SECTION 7.07 Representation by Lender.............................................................. 53

SECTION 7.08 North Carolina Law.................................................................... 53

SECTION 7.09 Consent to Jurisdiction; Waiver of Jury Trial......................................... 53

SECTION 7.10 Interpretation........................................................................ 53

SECTION 7.11 Counterparts.......................................................................... 53

SECTION 7.12 Entire Agreement...................................................................... 54

                                 ARTICLE VIII
                               AGENCY PROVISIONS


SECTION 8.01 Appointment........................................................................... 54

SECTION 8.02 Delegation of Duties.................................................................. 54

SECTION 8.03 Exculpatory Provisions................................................................ 54

SECTION 8.04 Reliance on Communications............................................................ 55

SECTION 8.05 Notice of Default..................................................................... 56

SECTION 8.06 Non-Reliance on Administrative Agent and Other Lenders................................ 56

SECTION 8.07 Indemnification....................................................................... 56

SECTION 8.08 Administrative Agent in its Individual Capacity....................................... 57

SECTION 8.09 Successor Agent....................................................................... 57

SECTION 8.10 Other Agents.......................................................................... 58

                                   SCHEDULES

Schedule 1.01A    Commitments of Lenders
Schedule 1.01B    Notice and Lending Offices of Lenders
Schedule 3.02     Terminated Senior Credit Lines

                                   EXHIBITS

Exhibit A-1.......Form of Note
Exhibit A-2.......Form of Swing Line Note
Exhibit B-1.......Form of Opinion of Counsel to Borrower and Parent
Exhibit B-2.......Form of Opinion of General Counsel to Borrower and Parent
Exhibit C.........Form of Assignment and Acceptance
Exhibit D-1.......Form of Notice of Borrowing
Exhibit D-2.......Form of Notice of Swing Line Borrowing
Exhibit E-1.......Form of Finco Note (Short-Term)
Exhibit E-2.......Form of Finco Note (Long-Term)
Exhibit F.........Form of Support Agreement
Exhibit G.........Form of Financial Services Agreement

                           364-DAY CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 27, 2000 (the "Agreement"), among AMERICAN WATER CAPITAL CORP., a Delaware corporation (the "Borrower"); AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (the "Parent"); the Lenders identified herein and such other Lenders as may hereafter become a party (collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, as Administrative Agent (in such capacity and its successors and assigns, the "Administrative Agent").

     The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS


     SECTION 1.1.   Certain Defined Terms. The terms defined in this Section
1.01 shall, for all purposes of this Agreement and any amendment hereto have the meanings set forth herein:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" has the meaning set forth in the preamble.

     "Administrative Agent" has the meaning set forth in the preamble.

     "Applicable Percentage" shall be based on the Borrower's Senior Unsecured Debt Rating, and as of any date of determination, shall be the per annum percentage set forth opposite the applicable ratings below (it being understood that the Applicable Percentage for LIBOR Rate Loans shall be the percentage set out under the column "Applicable LIBOR Rate Margin"; the Applicable Percentage for the Swing Line Loans shall be the percentage set out under the column "Applicable Swing Line Margin"; the Applicable Percentage for the Facility Fee shall be the percentage set out under the column "Applicable Facility Fee"; the Applicable Percentage for the Utilization Fee shall be the percentage set out under the column "Applicable Utilization Fee"; and the Borrower's Senior Unsecured Debt Rating shown in the table below reflects the ratings for S&P first, then Moody's):

-----------------------------------------------------------------------------------------------------
               Senior Unsecured   Applicable        Applicable       Applicable       Applicable
                     Debt         LIBOR Rate        Swing Line        Facility        Utilization
                Rating (S&P/        Margin            Margin             Fee              Fee
                ------              ------            ------             ---              ---
                   Moody's)
-----------------------------------------------------------------------------------------------------
Level I        At least A+/A1        0.225%            0.475%           0.075%           0.050%
-----------------------------------------------------------------------------------------------------
Level II       Less than A+/A1;      0.265%            0.515%           0.085%           0.075%
                at least A/A2
-----------------------------------------------------------------------------------------------------
Level III      Less than A/A2;       0.325%            0.575%           0.100%           0.100%
                At least A-/A3
-----------------------------------------------------------------------------------------------------
Level IV          Less than          0.400%            0.650%           0.125%           0.100%
               A-/A3; at least
                  BBB+/Baa1
-----------------------------------------------------------------------------------------------------
Level V           Less than          0.475%            0.725%           0.150%           0.125%
                BBB+/Baa1; at
               least BBB/ Baa2
-----------------------------------------------------------------------------------------------------
Level VI          Less than          0.625%            0.875%           0.175%           0.200%
                  BBB/Baa2
-----------------------------------------------------------------------------------------------------

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating less than BBB, in the case of S&P, and less than Baa2, in the case of Moody's; (ii) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different "Levels" and the ratings differential is one level, the higher rating will apply; (iii) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different "Levels" and the ratings differential is two levels or more, the level one below the higher of the two ratings will apply and (iv) if the rating system of Moody's or S&P shall change, or if Moody's or S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from Moody's or S&P, and, pending the effectiveness of any such amendment, the Senior Unsecured Debt Rating shall be determined by reference to the Senior Unsecured Debt Rating most recently in effect prior to such change or cessation. As of the date hereof, the Borrower's Senior Unsecured Debt Rating is at Level III.

The Applicable Percentages shall be adjusted effective on the next Business Day following any change by Moody's and S&P to the Borrower's Senior Unsecured Debt Rating. The Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in such Senior Unsecured Debt Rating.

     "Arranger" means First Union Securities, Inc.

     "Assignee" means the assignee of all or a portion of a Lender's rights and obligations under this Agreement pursuant to the terms of Section 7.05(b).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 7.05(b) in the form attached hereto as Exhibit C.
                                                               ---------

     "Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the rate of interest announced publicly by the Administrative Agent in Charlotte, North Carolina, from time to time, as the Administrative Agent's Prime Rate; and (ii) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

     "Base Rate Loan" means a loan which bears interest at the Base Rate.

     "Borrower" has the meaning set forth in the preamble.

     "Borrowing" means a borrowing hereunder consisting of Base Rate Loans and LIBOR Rate Loans made to the Borrower.

     "Business Day" means a day of the year on which (i) banks are not required or authorized to close in Charlotte, North Carolina, and (ii) with respect to any borrowing, payment or rate selection of LIBOR Rate Loans, a day on which banks are not required or authorized to close in Charlotte, North Carolina and, on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

     "Capitalized Lease" means any lease which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP, consistently applied.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., (S) 9601, a et seq., as amended from time to time, and
                                      -- ---
any regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change of Control" means, with respect to the Parent, the occurrence of either of the following: (i) any entity, person (within the meaning of Section 14(d) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 25% of the Parent's then outstanding Common Stock other than the Ware Shareholder, either (a) acquires shares of Common Stock of the Parent, in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 25% or more of the outstanding Common Stock of the Parent, or (b) acquires, by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of the Parent, or any of the Parent's direct or indirect Subsidiaries, or for any other matter or question, more than 25% of the then outstanding voting securities of the Parent; or (ii) the election or appointment of persons to the board of directors of the Parent, who were not directors on the date hereof, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly elected or appointed directors constitute 25% or more of the directors of the board of directors of such Person.

     "Closing Date" means June 27, 2000.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Commitment" means (i) with respect to each Lender, the commitment of such Lender to make its Pro Rata Percentage of Loans in an aggregate amount up to the amount set forth opposite the name of each Lender on Schedule 1.01A hereto,
                                                     --------------
subject to adjustment on account of assignment pursuant to Section 7.05(b) or reduction in the aggregate Commitment pursuant to Section 2.08, and (ii) with respect to the Lenders collectively, the aggregate amount of all such Commitments.

     "Commitment Letter" means that commitment letter dated May 16, 2000, from the Administrative Agent and the Arranger to the Borrower and the Parent, agreed to and accepted by the Borrower and the Parent.

     "Common Stock" means, with respect to any Person, the voting securities of such Person having general voting rights, including, without limitation, the right to vote in the election of members of the board of directors of such Person.

     "Controlled Group" means, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

     "Consolidated Total Capitalization" means at any date of determination with respect to the Parent and its Subsidiaries, on a consolidated basis in accordance with GAAP, the sum of (without duplication) (i) Consolidated Total Debt of the Parent and its Subsidiaries, plus (ii) the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment, the balance of the current profit and loss account not transferred to surplus and accumulated other comprehensive income) accounts of the Parent and its Subsidiaries appearing on a consolidated balance sheet of the Parent and its Subsidiaries, in each case prepared as of the date of determination in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.05(a), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated Total Debt" means at any date of determination with respect to the Parent and its Subsidiaries, on a consolidated basis in accordance with GAAP, the sum of (without duplication) all then outstanding Debt of the Parent and its Subsidiaries.

     "Convert," "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type or the selection of a new, or the renewal of the same, Interest Period for LIBOR Rate Loans, as the case may be, pursuant to Sections 2.16 or 2.17.

     "Current Termination Date" has the meaning set forth in Section 2.05(b).

     "Debt" means, for any Person, (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) obligations under Capitalized Leases, (v) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit, (vi) indebtedness of the type referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (vii) all obligations of such Person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above under direct or indirect Guarantees, excluding, in all cases, advances for construction as set forth on the consolidated balance sheet of the Parent and its Subsidiaries.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means, with respect to any Loan on any day, a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus 2%).

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any bank or financial institution approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 7.05, the Borrower (such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided,
                                                                       --------
however that neither the Borrower nor an Affiliate of the Borrower shall qualify
-------
as an Eligible Assignee.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirement" means, with respect to any Person, any legal requirement relating to health, safety or the environment and applicable to such Person, or the Properties of such Person, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Facility Fee" has the meaning set forth in Section 2.07(a).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letter" means that certain fee letter dated May 16, 2000, from the Administrative Agent and the Arranger to the Borrower, agreed to and accepted by the Borrower.

     "Financial Services Agreement" means that certain Financial Services Agreement by and among the Borrower, the Parent and certain Operating Utilities, in substantially the form of Exhibit G attached hereto (as amended,
                                        ---------
modified, or supplemented from time to time in accordance with its terms).

     "Finco Loans" means the intercompany loans made by the Borrower to (i) the Parent, (ii) the Operating Utilities, or (iii) any other Subsidiary of the Parent, in accordance with the terms of the Financial Services Agreement.

     "Finco Notes" means, collectively, (i) each of the promissory notes evidencing Finco Loans that are due and payable on demand, in substantially the form of Exhibit E-1, and (ii) each
        -----------
of the promissory notes evidencing Finco Loans that are due and payable more than one year after the date of issuance thereof, in substantially the form of Exhibit E-2.
-----------

     "Fiscal Quarter" means any fiscal quarter of the Borrower or the Parent, as applicable.

     "Fiscal Year" means any fiscal year of the Borrower or the Parent, as applicable.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds) for the purchase or payment of such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of this payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall
                                       --------
not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S) 6901, et seq. and
                                                                    -- ---
its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance," "pollutant" or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) "toxic substances", as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and
(e) "insecticides", "fungicides" or "rodenticides" as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975 or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Interest Period" means, for each LIBOR Rate Loan, the period commencing on the date of such Loan or the date of the Conversion of any Loan into such a Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. In the case of a LIBOR Rate Loan, the duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select by notice to the Administrative Agent pursuant to Section 2.02(a) or Section 2.17; provided, however, that:
--------  -------

          (1) the Borrower may not select any Interest Period that ends after the Termination Date;

          (2) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a LIBOR Rate Loan, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (3) any Interest Period for a LIBOR Rate Loan which begins on the last business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

     "Lenders" means each of the Lenders identified on the signature pages hereto, and their successors and permitted assigns.

     "Lending Office" means, as to each Lender, its office located at its address set forth on Schedule 1.01B (or identified on Schedule 1.01B as its
                     --------------                   --------------
"Domestic Lending Office") or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower, and as to any Assignee, the office of the Assignee designated as such in its Assignment and Acceptance or such other office as the Assignee may designate as its Lending Office.

     "Lending Party" has the meaning set forth in Section 7.06.

     "LIBOR Lending Office" means, as to each Lender, the office of the Lender designated as its "LIBOR Lending Office" opposite its name on Schedule 1.01B, or
                                                              --------------
such other office as the Lender may from time to time specify to the Borrower as its LIBOR Lending Office, and as to any Assignee, the office of the Assignee designated as such in its Assignment and Acceptance or such other office as the Assignee may designate as its LIBOR Lending Office.

     "LIBOR Market Index Rate" means, at any time, a floating rate per annum of interest equal to the LIBOR Rate which at such time would be quoted to apply to a LIBOR Rate Loan having a maturity of one month if such LIBOR Rate Loan were made two Business Days following such time. Any change in the LIBOR Market Index Rate resulting from a change in such LIBOR Rate shall become effective as of 12:01 A.M. on the Business Day on which such change occurs.

     "LIBOR Rate" means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such LIBOR Rate Loan for such Interest Period shall be the rate per annum equal to the rate at which the principal London office of the Administrative Agent offers to place Dollar deposits at or about 11:00 A.M. (London time), two Business Days prior to the beginning of such Interest Period with first-class banks in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Rate Loan to be outstanding during such Interest Period.

     "LIBOR Rate Loan" means a Loan which bears interest at a rate based upon the LIBOR Rate.

     "LIBOR Rate Reserve Percentage" for the Interest Period of any LIBOR Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, servitude or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan, a LIBOR Rate Loan or a Swing Line Loan, and "Loans" means Base Rate Loans, LIBOR Rate Loans or Swing Line Loans, or any or all of them, as the context shall require.

     "Loan Documents" means this Agreement, the Notes and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     "Material Adverse Effect" means a material adverse effect (i) on the business, condition (financial or otherwise), results of operations or prospects of the Borrower, or the Parent and its Subsidiaries, taken as a whole, or (ii) on the Parent's or the Borrower's ability to perform its obligations under this Agreement or any other Loan Document to which it is a party.

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multi-employer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Non-Extending Lender" shall have the meaning set forth in Section 2.05(b).

     "Note" or "Notes" means each of the promissory notes of the Borrower, evidencing the obligation of the Borrower to repay the Loans to the Lenders, (i) the form of Note for a Base Rate Loan or a LIBOR Rate Loan to be substantially in the form of Exhibit A-1 hereto, and (ii) the form of Note for a Swing Line
               -----------
Loan to be substantially in the form of Exhibit A-2 hereto.
                                        -----------

     "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

     "Notice of Swing Line Borrowing" has the meaning set forth in Section 2.03(a).

     "Operating Utilities" means those Subsidiaries of the Parent which are operating water utilities and have entered into a Financial Services Agreement with the Borrower and the Parent.

     "Other Taxes" has the meaning set forth in Section 2.15(b).

     "Parent" has the meaning set forth in the preamble.

     "Participant" has the meaning set forth in Section 7.05(e).

     "Participation Interest" means a purchase by a Lender of a participation in Loans as provided in Section 2.20.

     "Payment Date" means each March 31, June 30, September 30 and December 31.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership (including, without limitation, a joint venture), an unincorporated association, a limited liability company, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by a member of the Controlled Group for employees of a member of the Controlled Group.

     "Prime Rate" means a rate per annum equal to the Administrative Agent's index or base rate of interest announced from time to time by the Administrative Agent (which is not necessarily the lowest rate charged to any customer), changing when and as such base rate changes.

     "Pro Rata Share" or "Pro Rata Percentage" means for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitment of the Lenders at such time. The initial Pro Rata Percentages are set out on Schedule
                                                                       --------
1.01A hereto.
-----

     "Properties" means, with respect to any Person, all real property owned, leased or otherwise used or occupied by such Person, wherever located.

     "Register" has the meaning set forth in Section 7.05(c).

     "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent in its reasonable judgment) and holding, in the aggregate, more than 50% of the aggregate principal amount of the Loans (exclusive of Swing Line Loans) outstanding under all Commitments, or, if no amount of the Loans is outstanding, more than 50% of the aggregate principal amount of all Commitments (exclusive of the Swing Line Commitment).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Senior Unsecured Debt Rating" means the lower of (i) the rating assigned by Moody's and S&P to the Borrower's senior unsecured, non-credit-enhanced, long-term debt, or (ii) such other corporate credit rating or issuer rating assigned to the Borrower by Moody's and S&P.

     "Short-Term Loans" means each of the Finco Loans due and payable upon demand (or less than one-year from issuance thereof) made by the Borrower to the Parent, any of the Operating Utilities or any other Subsidiaries of the Parent, for acquisitions and other general corporate purposes, including, without limitation, commercial paper backup, with the proceeds of the Loans.

     "Significant Subsidiary" means, with respect to any Person, a Subsidiary which meets any of the following conditions:

          (i) such Person's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of such Person and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Quarter; or

          (ii) such Person's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of such Person and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Quarter; or

          (iii) such Person's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of such income of such Person and its Subsidiaries consolidated for the most recently completed Fiscal Quarter; or

          (iv) with respect to the Parent, such Subsidiary is an Operating Utility.

     "Solvent" means, as to a Person on a particular date, that such person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

     "Support Agreement" means that certain Support Agreement dated June 22, 2000, hereof, given by the Parent to the Borrower, in substantially the form of Exhibit F attached hereto.
---------

     "Swing Line Bank" means the Administrative Agent, in its capacity as Swing Line Bank hereunder, or any successor thereto as provided in Section 2.03(e).

     "Swing Line Borrowing"means a borrowing hereunder consisting of Swing Line Loans made to the Borrower.

     "Swing Line Commitment" means, with respect to the Swing Line Bank, the Commitment of the Swing Line Bank to make Swing Line Loans in the aggregate amount up to the amount set forth on Schedule 1.01A hereto, subject to
                                     --------------
adjustment on account of a reduction in the Swing Line Commitment pursuant to
Section 2.08.

     "Swing Line Loan" means a Loan which bears interest at a rate based upon the LIBOR Market Index Rate.

     "Taxes" has the meaning set forth in Section 2.15.

     "Termination Date" means June 26, 2001, unless such date is otherwise extended pursuant to Section 2.05.

     "Type," with respect to a Loan (other than a Swing Line Loan) means any of the following, each of which shall be deemed to be a different "Type" of Loan: a Base Rate Loan, a LIBOR Rate Loan having a one-month Interest Period, a LIBOR Rate Loan having a two-month Interest Period, a LIBOR Rate Loan having a three-month Interest Period and a LIBOR Rate Loan having a six-month Interest Period.

     "Utilization Fee" has the meaning set forth in Section 2.07(b).

     "Ware Shareholder" means any lineal descendant of John H. Ware, Jr. who is a shareholder of the Parent; any spouse of such descendant; any executor, administrator, estate, attorney-in-fact, proxy, guardian or representative of such descendant or spouse; and any trust, general partnership, limited partnership, organization or other Person controlled by any of the foregoing.

SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements delivered to the Administrative Agent and the Lenders pursuant to
Section 4.05(a).

SECTION 1.3 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.4 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this

Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 1.5 References. Unless otherwise indicated, references in this Agreement to "Articles," "Exhibits," "Schedules" and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                  ARTICLE II
                                  THE CREDITS


     SECTION 2.01  Commitment to Lend.

          (a) Each Lender severally agrees, on the terms and conditions set forth herein, to make its Pro Rata Share of Loans (other than Swing Line Loans) to the Borrower from time to time before the Termination Date, provided that, immediately after each such Loan is made, (i) with respect to each Lender individually, the aggregate outstanding principal amount of such Loans made or attributable to such Lender shall not exceed such Lender's Commitment, and (ii) with respect to the Lenders collectively, the aggregate outstanding principal amount of all such Loans shall not exceed the Lenders' aggregate Commitment.

          (b) The Swing Line Bank agrees, on the terms and conditions set forth herein, to make Swing Line Loans to the Borrower from time to time before the Termination Date, provided that, immediately after each such Swing Line Loan is made, (i) the outstanding aggregate principal amount of the Swing Line Loans shall not exceed the Swing Line Commitment, (ii) with respect to each Lender individually, the aggregate outstanding principal amount of all Loans attributable to such Lender shall not exceed such Lender's Commitment, and (iii) with respect to the Lenders collectively, the aggregate outstanding principal amount of all Loans shall not exceed the Lenders' aggregate Commitment.

          (c) Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Loans and reborrow under this Section at any time before the Termination Date.

     SECTION 2.02  Method of Borrowing.

          (a) Each Borrowing shall be made on a Business Day, upon notice from the Borrower to the Administrative Agent, given (i) in the case of a Borrowing which is a Base Rate Loan, not later than 1:00 PM (Charlotte, North Carolina time) on the date of the proposed Borrowing and (ii) in the case of a Borrowing which is a LIBOR Rate Loan, not later than 1:00 PM (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Borrowing. Each such notice of a Borrowing (a "Notice of Borrowing") by the Borrower shall be in substantially the form of Exhibit D-1 hereto, specifying therein the
                                -----------
requested (A) date of such Borrowing, (B) Type of Loan to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing and (D) in the case of a Borrowing comprising a LIBOR Rate Loan, initial Interest Period for each such Loan. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.02(a), the contents thereof and each such Lender's share of any Borrowing to be made pursuant thereto. Each Lender shall, before 1:00 P.M. (Charlotte, North Carolina time) on the date of such Borrowing in the case of LIBOR Rate Loans, and 3:00 PM (Charlotte, North Carolina time) on the date of such Borrowing in the case of Base Rate Loans, make available to the Administrative Agent for the account of the Borrower in same day funds, the proceeds of such Borrowing. Such Borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent (or at such other location as may be agreed by the Borrower and the Administrative Agent).

          (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise LIBOR Rate Loans, the Borrower shall indemnify the applicable Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Loans, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender as part of such Borrowing when such Loan is not made on such date.

          (c)  Each Borrowing (whether for a Base Rate Loan or a LIBOR Rate
Loan) shall be in an aggregate principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount of the unborrowed Commitment on such date).

     SECTION 2.03  Method of Swing Line Borrowing.

          (a) Each Swing Line Borrowing shall be made on a Business Day, upon notice from the Borrower to the Swing Line Bank, given not later than 2:00 PM (Charlotte, North Carolina time) on the date of the proposed Swing Line Borrowing. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") by the Borrower shall be in substantially the form of Exhibit D-2
                                                                  -----------
hereto, specifying therein the requested (i) date of such Swing Line Borrowing and (ii) aggregate amount of such Swing Line Borrowing. The Swing Line Bank shall, before 4:00 P.M. (Charlotte, North Carolina time) on the date of such Swing Line Borrowing, make available to the Administrative Agent for the account of the Borrower in same day funds, the proceeds of such Swing Line Borrowing. Such Swing Line Borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Bank and in like funds as received by the Administrative Agent. The Swing Line Loans shall be included in the Lenders' aggregate Commitment, and each Swing Line Borrowing will reduce correspondingly the amount of the available Commitment of each Lender on a Pro Rata Share basis.

          (b) Each Swing Line Borrowing shall be in the aggregate principal amount of $500,000 or any multiple of $100,000 in excess thereof, or such lesser amount as shall be equal to the aggregate amount of the unborrowed Commitment on such date.

          (c) Notwithstanding anything in this Section 2.03 above to the contrary:

                 the aggregate amount of the Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment;

                 no more than one (1) Swing Line Loan may be made on the same Business Day.

          (d) Upon request by the Swing Line Bank with an outstanding Swing Line Loan, and notwithstanding whether a Default or Event of Default shall have occurred and be continuing, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Loan as of the date of such demand, by such Lender making available for the account of its LIBOR Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's account, in same day funds, an amount equal to the sum of (i) the portion of the outstanding principal amount of such Swing Line Loan to be purchased by such Lender, plus (ii)
                                                               ----
interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Swing Line Loan. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Loan upon notice given not later than one Business Day prior to the Business Day of proposed purchase. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Loan, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan or the applicable Loan Documents. If and to the extent that any Lender shall not have so made the amount of such Swing Line Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate; provided, that if payment is not made within three
(3) Business Days of demand, interest thereon shall accrue at the LIBOR Market Index Rate plus the Applicable Percentage for Swing Line Loans for each day thereafter. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank, such amount so paid in respect of principal shall constitute a Swing Line Loan by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan made by the Swing Line Bank shall be reduced by such amount.

          (e) The Swing Line Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Swing Line Bank pursuant to this Section 2.03(e). Upon any such resignation, the Required Lenders shall have the right to appoint a successor Swing Line Bank, which shall be a Lender or an Eligible Assignee acceptable to the Borrower. If no successor Swing Line Bank shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Swing Line Bank's giving of notice of resignation, then the retiring Swing Line Bank may, on behalf of the Lenders, appoint a successor Swing Line Bank, which shall be a Lender or an Eligible Assignee. Upon the acceptance of any appointment as Swing Line Bank hereunder by a successor Swing Line Bank, such successor Swing Line Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Bank.

     SECTION 2.04  Evidence of Loans.

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts, and to update promptly its account or accounts from time to time, as necessary.

          (b)  The Administrative Agent shall maintain the Register pursuant to
Section 7.05(c) and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the date, amount, and Interest Period, if applicable, of each Loan, and whether such Loan is a Base Rate Loan, a LIBOR Rate Loan or a Swing Line Loan, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's percentage share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to update promptly such subaccounts from time to time, as necessary.

          (c) The entries made in the Register and subaccounts maintained pursuant to subsection (b) of this Section 2.04, to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of such obligations of the Borrower therein recorded; provided, however, that the
                                                   --------  -------
failure of the Administrative Agent or any Lender to maintain any such Register, subaccount or account, as applicable, or any error therein, shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms thereof.

          (d) Upon the request of any Lender or the Swing Line Bank, which request shall be made through the Administrative Agent to the Borrower, the Borrower shall deliver to such Lender a duly executed Note in the form of Exhibit A-1, or in the case of the Swing Line Bank, a duly executed Note in the
-----------
form of Exhibit A-2, in each case with appropriate insertions as to dates and
        -----------
principal amounts.

SECTION 2.05  Maturity of Loans; Termination of Commitment.

     (a) Each Loan shall mature, and the principal amount thereof shall be due and payable in full, and the Commitments and the Swing Line Commitment shall terminate, on the Termination Date.

     (b) The Borrower may, upon written request made in writing and delivered to the Administrative Agent on a Business Day not more than 90 days nor less than 60 days prior to the then effective Termination Date (the "Current Termination Date"), request that the Lenders agree to extend the Current Termination Date for a period of 364 days, so that it will occur 364 days after the Current Termination Date. In the case of such a written request by the Borrower, the Administrative Agent promptly shall delivery a copy of the request to each of the Lenders. Each Lender, acting in its sole discretion, shall by notice made in writing and delivered to the Administrative Agent on a Business Day not more than 60 days nor less than 45 days prior to the Current Termination Date, advise the Administrative Agent as to whether or not such Lender agrees to the extension (each Lender that so advises the Administrative Agent that it will not extend the Termination Date being referred to herein as a "Non-Extending Lender"); provided, that any Lender that does not provide such notice to the Administrative Agent by the 45th day prior to the Current Termination Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.

     (c) If the Required Lenders on the 45th day prior to the Current Termination Date, shall not have agreed to extend the Termination Date, then the Current Termination Date shall not be so extended, the principal amount of all Loans and all other amounts payable under this Agreement shall be payable in full and the Commitment shall terminate on the Current Termination Date.

     (d) If, and only if, the Required Lenders on or prior to the 45th day prior to the Current Termination Date, shall have agreed to extend the Termination Date, then the Termination Date applicable to Lenders that are not Non-Extending Lenders shall be extended to be the day that is 364 days after the Current Termination Date. In the event of such extension, the Commitment of each Non-Extending Lender shall terminate on the Current Termination Date, the principal amount of all Loans and other amounts payable to such Non-Extending Lenders under this Agreement shall be payable in full on the Current Termination Date, and the Lenders' aggregate Commitment shall be reduced by the amounts of the Commitments of the Non-Extending Lenders so terminated.

     (e) In the event that the conditions of subsection (d) above have been satisfied, the Borrower shall have the right, on or before the Current Termination Date, at the Borrower's sole expense and effort, to require any Non-Extending Lender to assign to one or more Eligible Assignees all of its rights and obligations under this Agreement; provided, that (i) such assignment shall be in accordance with, and subject to the requirements and restrictions contained in, Section 7.05 and (ii) such assignment shall become effective as of the Current Termination Date.

          (f) Notwithstanding any of the foregoing provisions of this Section 2.05, no extension of the Termination Date shall become effective unless, on the Current Termination Date, the conditions set forth in subsections (b), (c), (d) and (f) of Section 3.02 (with all references in such subsections to a Borrowing or Swing Line Borrowing being deemed to be references to the extension of the Termination Date) shall be satisfied, and the Administrative Agent shall have received a certificate to that effect, dated the Current Termination Date and executed by an authorized officer of the Borrower and the Parent.

          (g)  Following any extension of the Termination Date pursuant to this
Section 2.05, the Borrower may, at it sole expense and effort, upon notice to the Administrative Agent, cause additional banks or other financial institutions to become parties hereto as Lenders to replace the Commitments of the Non-Extending Lenders no longer parties hereto; provided, that the aggregate
                                            --------
Commitment shall not exceed the aggregate Commitment existing prior to such extension of the Termination Date. Such additional banks or other financial institutions shall be subject to the approval of the Administrative Agent (the consent of which will not be unreasonably withheld or delayed) and shall become parties hereto by executing such supplements hereto as shall be satisfactory to the Borrower and the Administrative Agent. Upon any such bank or other financial institution so becoming a Lender, the Borrower will effect such borrowings and prepayments as are necessary to cause all then outstanding Loans to be ratably by all of the Lenders.

     SECTION 2.06  Interest Rates.

          (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

               if such Loan is a Base Rate Loan, a variable rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on each Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan shall be Converted or paid in full;

               if such Loan is a LIBOR Rate Loan, a fixed rate per annum during the Interest Period equal to the LIBOR Rate for such Interest Period plus the Applicable Percentage, payable on the last day of the Interest Period (and, in the case of any Interest Period of six months, the last day of the third month of such Interest Period) and on the date such LIBOR Rate Loan shall be Converted or paid in full; and

               if such Loan is a Swing Line Loan, a fixed rate per annum equal to the LIBOR Market Index Rate plus the Applicable Percentage payable quarterly in arrears on each Payment Date while such Swing Line Loan is outstanding and on the date such Swing Line Loan shall be paid in full.

          (b) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, for each day following the occurrence and during the continuance of an Event of Default, the outstanding principal of and (to the extent permitted by applicable law) overdue interest on the Loans shall bear interest at a per annum rate equal to the Default Rate, payable on demand.

     SECTION 2.07  Fees.

          (a) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a facility fee (the "Facility Fee") equal to the product of (i) the average daily amount of the Commitments (regardless of usage, calculated from the later of the Closing Date or the preceding Payment Date) times (ii) a per annum percentage equal to the Applicable Percentage. The
-----
Facility Fee shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable in arrears on each Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid Facility Fee shall be paid on the date of such termination.

          (b) If at any time the aggregate principal amount of outstanding Loans exceeds an amount equal to thirty-three percent (33%) of the Lenders' aggregate Commitments, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a utilization fee (the "Utilization Fee") equal to the product of (i) the average daily aggregate principal amount of outstanding Loans, calculated from the date the aggregate principal amount of outstanding Loans exceeds an amount equal to thirty-three percent (33%) of the Lenders' aggregate Commitments to but excluding the date the aggregate principal amount of outstanding Loans falls below an amount equal to thirty-three percent (33%), times (ii) a per annum percentage equal to the Applicable Percentage. The
       -----
Utilization Fee shall be payable in arrears on each Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid Utilization Fee shall be paid on the date of such termination. The Utilization Fee shall accrue from any date the aggregate principal amount of outstanding Loans exceeds an amount equal to thirty-three percent (33%) of the Lenders' aggregate Commitments to but excluding the date the aggregate principal amount of outstanding Loans falls below an amount equal to thirty-three percent (33%) of the Lenders' aggregate Commitments.

          (c) In addition to the fees provided for in subsections (a) and (b) above, the Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent and the Arranger, such other fees as are provided for in the Fee Letter.

     SECTION 2.08 Optional Termination or Reduction of Commitment. The Borrower may, upon at least three Business Days' notice to the Lender, terminate at any time, or reduce from time to time by an aggregate amount of at least $5,000,000 (and integrals of $1,000,000 in excess thereof), the Commitment or the Swing Line Commitment. All accrued Facility Fees (as provided under Section 2.07) on the Commitment (in the case of a termination of the

Commitment) or on the portion of the Commitment being reduced (in the case of a reduction of the Commitment) shall be payable on the effective date of such reduction or termination. In the event the Commitment of the Swing Line Bank, in its capacity as a Lender, is reduced at any time below the Swing Line Commitment, the Swing Line Commitment automatically shall be reduced to equal its Commitment.

     SECTION 2.09  Mandatory Prepayments.

          (a)  On each date on which the Commitment is reduced pursuant to
Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with accrued interest thereon to the date of prepayment and any compensation payable pursuant to Section 2.11), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the amount of the Commitment as then reduced.

          (b) On each date on which the Swing Line Commitment is reduced pursuant to Section 2.08, the Borrower shall repay or prepay such principal amount outstanding of Swing Line Loans, if any (together with accrued interest thereon to the date of prepayment), as may be necessary so that after such payment the aggregate unpaid principal amount of Swing Line Loans does not exceed the amount of the Swing Line Commitment as then reduced.

     SECTION 2.10 Optional Prepayments. The Borrower may, (a) upon at least one Business Day's notice to the Lender in the case of any Base Rate Loan or Swing Line Loan, and (b) upon at least three Business Days notice in the case of any LIBOR Rate Loan, prepay any such Loan in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 (and integrals of $1,000,000 in excess thereof), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any compensation payable pursuant to Section 2.11.

     SECTION 2.11 Compensation after Prepayment or Conversion. The Borrower shall, upon the demand of any Lender, pay to such Lender any amounts which are required to compensate such Lender for any losses, costs or expenses which it may reasonably incur as a result of the optional or mandatory prepayment or Conversion of any LIBOR Rate Loan, on any date other than the last day of the applicable Interest Period, or the failure to prepay any Loan on the date of prepayment specified in any notice of prepayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

     SECTION 2.12  General Provisions as to Payments.

          (a) The Borrower shall make each payment of principal of, and interest on, the Loans, the Utilization Fees and the Facility Fees hereunder not later than 1:00 P.M. (Charlotte, North Carolina time) on the date when due in federal or other funds immediately available to the Administrative Agent for the account of each Lender at its Lending Office. Upon receipt by the

Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender, at its Domestic Lending Office, its Pro Rata Share of such payment, including, without limitation, each Lender's Pro Rata Share of Swing Line Loans purchased by such Lender in accordance with Section 2.03(d).

          (b) Subject to the qualifications set forth in the definition of "Interest Period," whenever any payment of principal of, or interest on, the Loans or of Facility Fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     SECTION 2.13  Computation of Interest and Fees.

          (a) Facility Fees and Utilization Fees payable hereunder and interest on LIBOR Rate Loans and Swing Line Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

          (b) Interest on Base Rate Loans shall be computed on the basis of a 365- or 366-day year and paid for the actual number of days elapsed for so long as the Base Rate is based on the Prime Rate and on the basis of a 360-day year and paid for the actual number of days elapsed so long as the Base Rate is based on the Federal Funds Rate.

     SECTION 2.14  Compensation, Additional Interest.

          (a) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, other than as described in subsection (b) of this Section 2.14, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then such Lender shall promptly notify the Borrower and from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall have no liability hereunder for any amount allocable to a period earlier than 180 days before the date of such demand. If the Borrower is required to pay additional amounts to or for the account of the Lender pursuant to this Section 2.14, then such Lender will agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable Lending Office so as to eliminate or reduce such additional payment amount which may thereafter accrue, if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (b) The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Rate Loan and Swing Line Loan for the Interest Period of such Loan, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Loan or Swing Line Loan, as applicable; provided that Borrower shall have no liability hereunder for any amount allocable to an Interest Period ending earlier than 180 days before the date of the demand.

          (c) The provisions of this Section 2.14 shall be applicable with respect to any Participant or Assignee and, subject to Section 7.05(e), any calculations required by such provisions shall be made based upon the circumstances of such Participant or Assignee.

     SECTION 2.15  Taxes.

          (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 7.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents.

          (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 2.15(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.15(a) or 2.15(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is
                      --------  -------
otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.15, then such Lender will agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitment hereunder.

          (h) If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly pay such refund (together with any amounts received solely attributable to such refund) to the Borrower, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus all out-of-pocket expenses including any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund to such governmental authority. Nothing contained in this Section 2.15(h) shall require the Administrative Agent or any Lender to make available its tax returns (or an other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

          (i) Notwithstanding anything to the contrary in this Section, if the Internal Revenue Service determines that a Lender is participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder ( a "Conduit Financing Arrangement"), any taxes that the Borrower is required to withhold from payments to such Lender in excess of the amount of taxes the Borrower would otherwise be required to withhold if such Lender were not participating in a Conduit Financing Arrangement shall be excluded from the definition of "Taxes". Each Lender represents that it is not participating in a Conduit Financing Arrangement with respect to the Loans as of Closing Date.

     SECTION 2.16  Interest Rate Determination.

     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that the adoption of or any change in the interpretation or administration of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or Swing Line Loans, or to fund or maintain LIBOR Rate Loans or Swing Line Loans hereunder, (i) the obligation of such Lender to make or to Convert Loans into LIBOR Rate Loans, and to make Swing Line Loans, shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all LIBOR Rate Loans and Swing Line Loans, together with interest thereon, unless (A) with respect to LIBOR Rate Loans only, the Borrower, within five Business Days of notice from such Lender, Converts all such LIBOR Rate Loans then outstanding into Loans of another Type in accordance with Section 2.17, or (B) the applicable Lender notifies the Borrower that the circumstances causing such prepayment no longer exist. Each Lender shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.17  Conversion of Loans.

          (a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 PM (Charlotte, North Carolina time) on the third Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans and on the Business Day prior to the date of any proposed Conversion into Base Rate Loans subject to the provisions of Section 2.16, Convert all Loans of one Type into Loans of another Type or Types or Loans of the same Type having the same or a new Interest Period; provided that any Conversion of, or with respect to, any LIBOR Rate Loan into Loans of another Type or Loans of the same Type having the same or new Interest Periods shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loan, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 2.11 on the date of such Conversion; provided further, that no Loan shall be converted to a LIBOR Rate Loan if any Event of Default shall have occurred and be continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into, or with respect to LIBOR Rate Loans, the duration of the Interest Period for each such Loan.

          (b) If the Borrower shall fail to select the Type of any Loan or the duration of any Interest Period for any LIBOR Rate Loan in accordance with the provisions contained in the definition of "Interest Period" and subsection (a) of this Section 2.17 or if any proposed Conversion of a Loan to a LIBOR Rate Loan upon Conversion shall not occur as a result of the circumstances described in Section 2.16 or subsection (c) of this Section 2.17, such Loan will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Loan.

          (c) Each notice of Conversion given pursuant to subsection (a) of this Section 2.17 shall be irrevocable and binding on the Borrower. In the case of any Loan that is to be converted to a LIBOR Rate Loan, the Borrower shall indemnify the Lenders against any loss, cost or expense incurred by the Lenders as a result of any failure to fulfill on the date specified for such Conversion the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such LIBOR Rate Loan upon such Conversion, when such Conversion, as a result of such failure, does not occur. The Borrower's obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders under this Agreement and the other Loan Documents and the termination of the Commitment.

          (d) No more than twelve (12) Types of LIBOR Rate Loans may be outstanding at any time.

          (e) References in this Section 2.17 to "Loans" and "Types of Loans" shall not include the Swing Line Loans.

     SECTION 2.18 Security; Set-off. The Borrower hereby grants to each Lender, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing Lien on and security interest in all deposits and other sums credited by or due from such Lender to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, such Lender may at any time upon or after the occurrence of an Event of Default, and without notice to the Borrower, set-off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

     SECTION 2.19 Pro Rata Treatment. Except to the extent otherwise provided herein:

          (a)  Loans.  Each Loan, each payment or prepayment of principal of any
               -----
Loan, and each payment of interest on the Loans shall be allocated first to the payment or prepayment of principal of, or interest on, the Swing Lines Loans, and second, pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans. Each payment of the Facility Fee and Utilization Fee, each reduction of the Commitments and each conversion or extension of any Loan shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

          (b)  Advances.  Unless the Administrative Agent shall have been
               --------
notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its Pro Rata Share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, for the period until such Lender makes such amount immediately available to the Administrative Agent, at a rate equal to the Federal Funds Rate; provided, however, that if payment is not made within three
                    --------  -------
(3) Business Days of demand, interest shall accrue at the rate applicable at that time to the Loans made in connection with such Borrowing. If such Lender's Pro Rata Share of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of the date of such Borrowing, the Administrative Agent also shall be entitled to recover, on demand, such amount with interest thereon, for the period until the Borrower makes such repayment amount immediately available to the Administrative Agent, at the rate applicable at that time to the Loans made in connection with such Borrowing. A certificate of the Administrative Agent submitted to any Lender or the Borrower with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     SECTION 2.20 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of set-off, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States

Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its Pro Rata Share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.20 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 2.20 to share in the benefits of any recovery on such secured claim.

     SECTION 2.21 Substitution of Lenders. Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim under Sections 2.14, 2.15 or notice of illegality under Section 2.16, the Borrower may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (b) replace such Affected Lender by designating an Eligible Assignee that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict
                        --------
with any requirement of law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement Lender shall purchase, at par) all Loans, accrued interest, fees and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under
Section 2.11 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 7.05 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee) and (vi) the Borrower shall pay all additional amounts (if any) required pursuant to Sections

2.14 or 2.15, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.


                                  ARTICLE III
              CONDITIONS TO BORROWINGS AND SWING LINE BORROWINGS

     SECTION 3.01 Conditions to Closing. This effectiveness of this Agreement is subject to the satisfaction of the conditions set forth in Section 3.02 (other than 3.02(f)) and the following additional conditions:

          The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise indicated), and each in form and substance satisfactory to the Administrative Agent:

          (a) this Agreement, duly executed by the Borrower, the Parent, each of the Lenders and the Administrative Agent;

          (b) if requested by any Lender, a Note, payable to the order of such Lender, duly completed and executed by the Borrower;

          (c)  the Support Agreement, duly executed by Parent and the Borrower;

          (d) an opinion of Dechert Price & Rhoads, counsel for the Borrower and the Parent, and W. Timothy Pohl, Esq., General Counsel to the Borrower and the Parent, substantially in the forms of Exhibits B-1 and B-2, respectively,
                                          ------------     ---
and covering such additional matters relating to the transactions contemplated hereby as the Lenders may reasonably request;

          (e) a certificate signed by a principal financial or accounting officer of the Borrower and the Parent, to the effect that (i) no Default or Event of Default has occurred and is continuing on the date of Closing (ii) no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 1999 and (iii) the representations and warranties of the Borrower and the Parent contained in Article IV hereof are true in all material respects as if made on and as of the date of Closing;

          (f) receipt of all documents which the Administrative Agent and the Lenders may reasonably request relating to the existence of the Borrower and the Parent, the corporate authority for and the validity of this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent and the Lenders, including without limitation a certificate of incumbency of each of the Borrower and the Parent, signed by the respective Secretary or an Assistant Secretary of the Borrower and the Parent, certifying as to the names, true signatures and incumbency of the officer or officers authorized to execute and deliver the Loan Documents to which each is a party and certified copies of the following items:
(i) the Borrower's and the Parent's Articles of Incorporation, (ii) the Borrower's and the Parent's By-laws, (iii) certificates of the Secretary of State of the Delaware as to the existence of the Borrower and the Parent as Delaware corporations, and (iv) the actions taken by the Board of Directors of the Borrower and the Parent authorizing the Borrower's and the Parent's execution, delivery and performance of this Agreement and the other Loan Documents to which each is a party;

          (g) satisfactory review by the Administrative Agent of the Borrower's corporate structure and capital structure;

          (h) the Financial Services Agreement, duly executed by the Borrower, the Parent and certain Operating Utilities;

          (i) receipt of the form of Finco Notes, and any and all other documentation relating to the Finco Loans;

          (j) receipt of an initial Senior Unsecured Debt Rating (i) by S&P of at least BBB, and (ii) by Moody's of at least Baa2;

          (k) satisfactory review of all legal issues (including tax implications) and regulatory matters relating to the Loans;

          (l) receipt by the Administrative Agent (for its own account and the account of the Lenders, as applicable) of all fees required to be received in connection with this Agreement; and

          (m) receipt of such other documents, approvals, and opinions as the Administrative Agent and the Lenders may reasonably request.

     SECTION 3.02 Conditions to All Borrowings and Swing Line Borrowings. The obligation of the Lenders to make Loans on the occasion of each Borrowing and Swing Line Borrowing, including the first Borrowing or the first Swing Line Borrowing, is subject to the satisfaction of the following conditions:

          (a) the Administrative Agent's receipt of a Notice of Borrowing or Notice of Swing Line Borrowing, as applicable;

          (b) the fact that the representations and warranties of the Borrower and the Parent contained in Article IV of this Agreement shall be true in all material respects as if made on and as of the date of such Borrowing or Swing Line Borrowing, as applicable;

          (c) the fact that, immediately prior to and immediately after such Borrowing or Swing Line Borrowing, as applicable, no Default or Event of Default under this Agreement shall have occurred and be continuing;

          (d) the fact that, immediately after such Borrowing or Swing Line Borrowing, as applicable, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitment;

          (e) with respect to the first Borrowing or first Swing Line Borrowing only:


                 (i) The Borrower shall use (directly or indirectly through the Parent and its Subsidiaries) the proceeds of such Borrowing or Swing Line Borrowing to pay, simultaneously with the funding of such proceeds under this Agreement, in full all of the obligations of the Parent and its Subsidiaries under the Senior credit lines set forth on Schedule 3.02 (the "Existing Lines
                                            -------------
                         of Credit");


                 (ii) The applicable borrower under each Existing Line of Credit shall have irrevocably canceled each such Existing Line of Credit prior to or upon the payment of such Line of Credit as provided in clause (i) above, and any and all collateral security for each such Line of Credit shall have been released; and

                 (iii) The Borrower shall provide, or cause to be provided to the Administrative Agent simultaneously with, or promptly after, the first Borrowing or Swing Line Borrowing, evidence reasonably satisfactory to the Administrative Agent of the foregoing; and

          (f) each Borrowing or Swing Line Borrowing, as applicable, hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, as applicable, as to the facts specified in clauses (b), (c) and (d) of this Section and, in the case of the earlier of the first Borrowing or the first Swing Line Borrowing, clause (e).


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES


          The Borrower and the Parent, as applicable, each represent and warrant that:

     SECTION 4.01 Corporate Existence and Status. Each of the Borrower, the Parent and the Subsidiaries of the Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and is duly qualified to transact business in every jurisdiction where, by the nature of its respective business, such qualification is necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the Parent and the Subsidiaries of the Parent has all requisite corporate powers and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     SECTION 4.02 Corporate Power and Authority; Enforceability. The execution, delivery and performance by the Borrower and the Parent of this Agreement and the other Loan Documents to which the Borrower or the Parent is a party (i) are within the Borrower's and the Parent's respective corporate powers and (ii) have been duly authorized by all necessary corporate action. This Agreement and the other Loan Documents to which the Borrower or the Parent is a party constitute valid and binding agreements of the Borrower and the Parent, as the case may be, enforceable in accordance with their respective terms, and the Notes, if and when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms; provided that, in each case, (a) the enforceability hereof and thereof may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally and (b) the availability of remedies may be limited by equitable principles of general applicability.

     SECTION 4.03 Non-Contravention. The execution, delivery and performance by the Borrower and the Parent of this Agreement and the other Loan Documents to which the Borrower or the Parent is a party (i) do not contravene or constitute a default under any provision of the articles of incorporation or by-laws (or other analogous formation documents) of the Borrower or the Parent, or of any material contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Parent, (ii) do not contravene or violate any law, rule or regulation applicable to the Borrower or the Parent, and (iii) do not result in the creation or imposition of any Lien on any asset of the Borrower, the Parent or any Subsidiary of the Parent (other than Liens, if any, created under the Loan Documents).

     SECTION 4.04 Litigation. Except as disclosed in the Parent's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2000 (copies of which have been furnished to each Lender), to Parent or Borrower's knowledge, there are no pending or threatened actions or proceedings (including, without limitation, any Environmental Proceedings) affecting the Borrower, the Parent or any Subsidiary of the Parent before any court, governmental agency or arbitrator, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.05  Financial Information.

          (a) The consolidated balance sheet of the Parent and its Subsidiaries, as of December 31, 1999, and the related statements of income and cash flows for the Fiscal Year then ended, reported on by independent public accountants of nationally recognized standing, and the unaudited consolidated balance sheet of the Parent and its Subsidiaries, as of March 31, 2000, and the related statements of income and cash flows for the Fiscal Quarter then ended (copies of each which have been delivered to the Lenders), fairly present, in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes, the consolidated financial position of the Parent and its Subsidiaries, as of such dates, and of their results of operations and cash flows for such periods stated.

          (b) Since December 31, 1999, there has occurred no event which has had, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 4.06 Approvals. Each of the Borrower, the Parent and the Subsidiaries of the Parent has all governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted, except where such failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Borrower and the Parent of this Agreement and the other Loan Documents to which the Borrower or the Parent is a party require no action by or in respect of, or filing with, any governmental body, agency or official or any other Person.

     SECTION 4.07 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to make or facilitate the making of Finco Loans and pay costs and expenses of the Borrower incurred in the ordinary course of its business.

     SECTION 4.08 Investment Company Act; Public Utility Holding Company Act; Margin Stock. Neither the Borrower, the Parent nor any Subsidiary of the Parent is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary" of a "registered holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower, the Parent nor any Subsidiary of the Parent will apply the proceeds of any of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock.

     SECTION 4.09 Compliance with Laws. Each of the Borrower, the Parent and the Subsidiaries of the Parent is in compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, all Environmental Requirements), except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10  Compliance with ERISA.

          (a) The Borrower, the Parent, any Significant Subsidiary of the Parent and each member of the Controlled Group of the foregoing have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC (other than for premiums, which have been paid when due) or a Plan under Title IV of ERISA (other than liabilities for benefits and administration and operational expenses incurred in the ordinary course of Plan operations). No Plan and, to the best of Borrower's knowledge, no Multi-employer Plan, to which the Borrower, Parent, any

Significant Subsidiary of the Parent and/or each member of the Controlled Group of the foregoing contributes or has contributed, has an "accumulated funding deficiency" as defined in ERISA Section 302, using interest rates and other actuarial assumptions that would be applied should the Plan terminate, the total of which accumulated funding deficiency for all such Plans is in the aggregate more than $10,000,000.

          (b) All contributions that Borrower, Parent, or any Significant Subsidiary of the Parent or any member of the Controlled Group of the foregoing have been required to make to a Multi-employer Plan have been duly and timely made and neither Borrower, Parent, or any Significant Subsidiary of the Parent or any member of the Controlled Group of the foregoing has incurred any material liability with respect to any Multi-employer Plan other than to make contributions as and when due. Neither Borrower, Parent or any Significant Subsidiary of the Parent or any member of the Controlled Group of the foregoing has incurred any withdrawal liability with respect to any Multi-employer Plan under Section 4201 of ERISA, nor any contingent withdrawal liability under
Section 4202 of ERISA, that has not been fully paid.

     SECTION 4.11  Environmental Matters.

          (a) Except as disclosed in the Parent's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2000, neither the Borrower, the Parent nor any Subsidiary of the Parent is subject to any Environmental Liability which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Borrower, the Parent nor any Subsidiary of the Parent has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA with respect to any matter or matters which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Parent's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2000, none of the Properties of the Borrower, the Parent or any Subsidiary of the Parent has been identified on any former, current or proposed (i) National Priorities List under 40 C.F.R. (S) 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA relating to any matter or matters which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the Parent's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2000, no Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed or treated at, or shipped or transported to or from the Properties of the Borrower, the Parent or any Subsidiary of the Parent or are otherwise present at, on, in or under such Properties except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of and managed in the ordinary course of business in material compliance with all applicable Environmental Requirements.

          (c) Except as disclosed in the Parent's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 31, 2000, neither the Borrower, the Parent nor any Subsidiary of the Parent has received any Environmental Notice regarding any of its respective Properties which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.12 Taxes. There have been filed on behalf of the Borrower, the Parent and the Subsidiaries of the Parent all federal, state and local income, excise, property and other tax returns which are required to be filed by the Borrower, the Parent and the Subsidiaries of the Parent, and all taxes shown to be due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, the Parent and the Subsidiaries of the Parent have been, or within the times required by law will be, paid, except where the amount or validity thereof currently is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, the Parent or any Subsidiary of the Parent, as the case may be.

     SECTION 4.13 No Defaults. Neither the Borrower, the Parent nor any Subsidiary of the Parent is in default under or with respect to any material agreement, instrument or undertaking to which it is a party, or by which it or any of its properties is bound which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.14 Solvency. As of the Closing Date, the Borrower and the Parent, on a consolidated basis in accordance with GAAP, are each Solvent, and after giving effect to each Borrowing hereunder, the Borrower and the Parent, on a consolidated basis in accordance with GAAP, each shall each be Solvent.

     SECTION 4.15 Ownership of Borrower and Operating Utilities. All of the outstanding shares of Common Stock of the Borrower, the Parent and the Subsidiaries of the Parent have been duly authorized and validly issued, are fully paid and non-assessable. The Parent owns directly or indirectly (i) 100% of the Common Stock of the Borrower and (ii) at least 95% of the Common Stock of each Operating Utility, in each case, free and clear of any Lien.

     SECTION 4.16 Ownership of Properties and Assets. Each of the Borrower, the Parent and the Significant Subsidiaries of the Parent has title to its respective properties and assets sufficient for the conduct of its respective business, and none of such properties or assets is subject to any Lien except as permitted in Section 5.02(b) or as created by this Agreement.

     SECTION 4.17 Enforceability of Finco Notes. The Finco Notes and the other documents executed in connection with the Finco Loans, when executed and delivered, will constitute valid and binding obligations of each of the Borrower, the Parent, the Operating Utilities and the other Subsidiaries of the Parent, which is a party thereto, enforceable in accordance with their respective terms; provided that (a) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally and (b) the availability of remedies may be limited by equitable principles of general applicability.

     SECTION 4.18 Full Disclosure. All information heretofore furnished by the Borrower and the Parent to the Administrative Agent, the Arranger and the Lenders for purposes of or in connection with this Agreement and the Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower and the Parent to the Administrative Agent, the Arranger and the Lenders will be, as of the date furnished, for the purposes for which such information is given and read together with all other previously provided information, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Each of the Borrower and the Parent has disclosed to the Administrative Agent, the Arranger and the Lenders in writing any and all facts which have had, or could reasonably be expected to have, a Material Adverse Effect.


                                   ARTICLE V
                                   COVENANTS


     SECTION 5.01 Affirmative Covenants. On and after the Closing Date, so long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Parent, as applicable, agree as follows:

          (a)  Parent Financial Reporting.  The Parent will deliver to the
               --------------------------
Administrative Agent and the Lenders:

               (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (for purposes hereof, delivery of the Parent's appropriately completed Annual Report on Form 10-K will be sufficient in lieu of delivery of such consolidated financial statements), all reported on by independent public accountants of nationally recognized standing, with such report to be free of exceptions and qualifications not reasonably acceptable to the Administrative Agent and the Lenders;

               (ii) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statement of income and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year (for purposes hereof, delivery of the Parent's appropriately completed Quarterly Report on Form 10-Q will be sufficient in lieu of delivery of such consolidated financial statements), all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Parent; and

               (iii) simultaneously with the delivery of each set of financial statements referred to in subsections (a)(i) and (a)(ii) of this Section 5.01, a certificate of the chief financial officer or the chief accounting officer of the Parent demonstrating and certifying compliance with the financial covenant set forth in Section 5.01(k).

          (b)  Borrower Financial Reporting.  The Borrower will deliver to the
               ----------------------------
Administrative Agent and the Lenders:

               (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Borrower.

               (ii) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a consolidated balance sheet of the Borrower as of the end of such Fiscal Quarter and the related consolidated statement of income and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower; and

               (iii) simultaneously with the delivery of each set of financial statements referred to in subsections (b)(i) and (b)(ii) of this Section 5.01, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower or the Parent, as applicable, is taking or proposes to take with respect thereto.

          (c)  Other Reporting Requirements.  The Borrower and the Parent will
               ----------------------------
deliver to the Administrative Agent and the Lenders:

               (i) within five Business Days after the Borrower or the Parent becomes aware of the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower or the Parent, as applicable, setting forth the details thereof and the action which the Borrower or the Parent, as applicable, is taking or proposes to take with respect thereto;

               (ii)  as soon as possible, and in any event within 30 days after,
                     (i) the Borrower, the Parent or any Subsidiary of the Parent has been served with legal process in litigation of such a nature that could reasonably be expected to have a Material Adverse Effect, (ii) the Borrower, the Parent or any Subsidiary of the Parent becomes aware of any pending, threatened or anticipated proceeding by or before any federal, state or local governmental instrumentality, body or agency that could reasonably be expected to have a Material Adverse Effect, notice of such litigation or proceeding, or notice of such default describing the factual basis alleged to underlie such litigation or proceeding, or asserted in such notice of default and a brief statement of the proposed actions of the Borrower or the Parent, as applicable, in connection therewith;

               (iii) as soon as possible, and in any event within 30 days after, the Borrower or the Parent becomes aware of any Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, or Environmental Releases at, on, in, under or in any way affecting its respective Properties or, to the extent the Borrower or the Parent has actual notice thereof, any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing, notice of the foregoing describing the factual basis alleged to underlie same, together with copies of all correspondence, environmental investigations and reports, soil and groundwater sampling and analysis, and a brief statement of the proposed actions of the Borrower or the Parent, as applicable, in connection therewith; provided that the Borrower or the Parent shall not be required to give such notice unless it reasonably believes that any of the foregoing could reasonably be expected to have a Material Adverse Effect;

               (iv) within 5 Business Days after the sending or filing thereof, copies of all material reports which the Borrower, the Parent or any Subsidiary of the Parent sends to any of its security holders, and copies of all material reports and registration statements which the Borrower, the Parent or any

                     Subsidiary of the Parent files with the Securities and Exchange Commission or any national securities exchange; and

               (v) if and when the Borrower, the Parent or any Significant Subsidiary of the Parent or any member of a Controlled Group of the foregoing (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC,
                     (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice or
                     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

               (vi) as soon as possible, and in any event within five (5) Business Days, after the Borrower becomes aware of a default under any of the Finco Loans, a certificate of the Borrower setting forth the details thereof and the action the Borrower is taking or proposes to take with respect thereto; and

               (vii) from time to time such additional information regarding the business, condition (financial or otherwise), results of operations or prospects of the Borrower, the Parent or the Subsidiaries of the Parent as the Administrative Agent and the Lenders may reasonably request.

          (d)  Compliance with Laws and Contractual Obligations.
               ------------------------------------------------

               (i) Each of the Borrower, the Parent and the Subsidiaries of the Parent will comply with the requirements of all applicable laws (including, without limitation, ERISA and Environmental Requirements), rules, regulations and orders, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

               (ii) Each of the Borrower, the Parent and the Subsidiaries of the Parent will comply with the requirements of all material contractual obligations, except (a) where the necessity of such compliance currently is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, the Parent or any Subsidiary of the Parent, as the case may be, or (b) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (e)  Payment of Taxes.  Each of the Borrower, the Parent and the
               ----------------
Subsidiaries of the Parent will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Properties of the Borrower, the Parent or any Subsidiary of the Parent, except (i) liabilities are currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower, the Parent or any Subsidiary of the Parent, as the case may be, or
(ii) where nonpayment could not reasonably be expected to have a Material Adverse Effect.

          (f)  Maintenance of Insurance.  Each of the Borrower, the Parent and
               ------------------------
the Significant Subsidiaries of the Parent will maintain with financially sound and reputable insurance companies, insurance on all of their respective Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business as the Borrower, the Parent or such Significant Subsidiary of the Parent, as the case may be.

          (g)  Maintenance of Properties; Inspection of Property, Books and
               ------------------------------------------------------------
Records.
-------
               (i) Each of the Borrower, the Parent and the Subsidiaries of the Parent will maintain all of its respective Properties and assets in good condition, repair and working order, ordinary wear and tear excepted, in accordance with standards observed by companies of established repute engaged in the same or similar business and similarly situated as the Borrower, the Parent or such Subsidiaries of the Parent, as the case may be, except where the failure to so maintain its respective Properties and assets could not reasonably be expected to have a Material Adverse Effect.

               (ii) Each of the Borrower, the Parent and the Significant Subsidiaries of the Parent will keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities and will permit representatives of the Administrative Agent or any Lender to visit and inspect any of its respective Properties at reasonable business hours upon reasonable notice, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its respective officers, employees and independent public accountants.

          (h)  Finco Loans.  The Borrower will make the Finco Loans on the terms
               -----------
set forth in the Finco Notes and each Finco Loan shall be evidenced by a Finco Note. The Borrower will use reasonable best efforts to enforce the Finco Notes and other documents executed in connection with the Finco Loans in accordance with their respective terms.

          (i)  Maintenance of Existence.  Each of the Borrower, the Parent and
               ------------------------
each Significant Subsidiary of the Parent shall maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except (i) if permitted under Section 5.02(c) below or (ii) where the failure to so maintain its existence or carry on its business could not reasonably be expected to have a Material Adverse Effect.

          (j)  Further Assurances.  Each of the Borrower and the Parent promptly
               ------------------
shall execute and deliver all further instruments, and take all further action, that may be reasonably necessary or that the Administrative Agent or any Lender may reasonably request in order to give full effect to the interests and properties purported to be covered by this Agreement and the other Loan Documents.

          (k)  Debt Capitalization.  The Parent will maintain at the end of each
               -------------------
Fiscal Quarter a ratio of Consolidated Total Debt to Consolidated Total Capitalization of not more than .725 to 1.0.

     SECTION 5.02 Negative Covenants. On and after the Closing Date, so long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and the Parent, as applicable, agree as follows:

          (a)  Short-Term Loans; Finco Loans.  The Borrower shall not allow at
               -----------------------------
any time:

               (i) the aggregate outstanding principal amount of Debt of the Borrower having a maturity of one-year or less from the issuance thereof to exceed by more than $50,000,000, the aggregate outstanding principal amount of Short-Term Loans made to the Parent and the Operating Utilities; or

               (ii) the aggregate outstanding principal amount of Debt of the Borrower to exceed by more than $50,000,000, the aggregate outstanding principal amount of Finco Loans made to the Parent and the Operating Utilities.

          (b)  Restrictions on Liens.  The Borrower, the Parent and the
               ---------------------
Significant Subsidiaries of the Parent shall not incur any Debt secured by any Lien, or suffer to exist any Lien, upon or with respect to their respective Properties or assets (including, without limitation, their capital stock), except:

               (iii) Liens existing on the date hereof;

               (iv) Liens consisting of (a) pledges or deposits in the ordinary course of business to secure obligations under workmen's compensation laws or similar legislation, (b) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which the Borrower, the Parent or a Significant Subsidiary of the Parent is a party, (c) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (d) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (e) materialmen's, mechanics', carriers', workmen's, repairmen's or other like Liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

               (v) Liens created to secure tax-exempt Debt, in connection with the financing or refinancing of the purchase, lease or construction of Properties or other assets;

               (vi) Any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into, or such asset is acquired by, the Borrower, the Parent or a Significant Subsidiary of the Parent and not created in contemplation of such event;

               (vii) Liens created to secure sales of accounts receivable and other receivables;

               (viii) Liens, securing indebtedness which has neither been assumed by the Borrower, the Parent or a Significant Subsidiary nor upon which it customarily pays interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

               (ix)    Zoning laws and ordinances;

               (x)     Capitalized Leases;

               (xi) Easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of the Borrower, the Parent or Significant Subsidiary;

               (xii) Any Lien (not otherwise permitted hereunder) on any asset of any Significant Subsidiary securing Debt not exceeding in the aggregate $100,000,000 in any Fiscal Year; and

               (xiii) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien, mortgage or security interest referred to in the foregoing subsections (i) through (x); provided, however,
                                                              --------  -------
                       that the principal amount of Debt or obligations secured thereby shall not exceed the principal amount of Debt or obligations so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the Property or assets that secured the Lien or mortgage so extended, renewed or replaced (and any improvements on such Property or assets).

          (c)  Consolidations; Mergers; Sales of Assets.  The Borrower, the
               ----------------------------------------
Parent and the Significant Subsidiaries of the Parent shall not consolidate or merge with or into, or sell, lease or otherwise transfer all or a significant portion of their respective assets to, any other Person, or, except in connection with any such sale, lease or transfer, discontinue or eliminate any business line or segment other than in the ordinary course of business; provided that (i) the Parent may merge with another Person if (A) the Parent is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing and (ii) any Significant Subsidiary may merge with, or sell or otherwise transfer all or a significant portion of its assets to, the Parent or any other Subsidiary of the Parent, if immediately after giving effect to such merger, sale or transfer, no Default or Event of Default shall have occurred and be continuing.

          (d)  Dividends and Distributions.  The Borrower shall not declare or
               ---------------------------
pay any dividends upon any of its Common Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Common Stock, or make any distribution of cash, property or assets among the holder of shares of its Common Stock, or make any change in its capital structure, if an Event of Default has occurred and is continuing, or would occur, either before or after giving effect to any of the foregoing.

          (e)  Loans or Advances; Investments.  The Borrower shall not make
               ------------------------------
loans or advances to, or investments in, any Person, except that so long as no Event of Default has occurred and is continuing, the Borrower may make Finco Loans and other loans or advances to, or investments in, Operating Utilities pursuant to the terms of the Financial Services Agreement.

          (f)  Transactions with Affiliates.  Neither the Borrower, the Parent
               ----------------------------
nor any Subsidiary of the Parent shall enter into any transaction with any of its respective Affiliates (other than Subsidiaries of the Parent, provided that the Parent owns directly or indirectly 95% of the Common Stock of such Subsidiary), unless such transaction is on terms no less favorable to the Borrower, the Parent or any such Subsidiary than if the transaction had been negotiated in good faith on an arm's length basis with a non-Affiliate.

          (g)  Use of Proceeds.  No portion of the proceeds of the Loans will be
               ---------------
used by the Borrower (i) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or
(ii) for any purpose in violation of any applicable law, rule or regulation. The proceeds of the Loans will be used solely for the purposes provided in Section 4.07.

          (h)  Support Agreement.  Subject to Section 7.04 (viii), the Borrower
               -----------------
and the Parent shall not cancel, terminate, amend or otherwise modify the terms of the Support Agreement, except for non-material amendments and modifications that do not materially or adversely affect the rights of the Lenders hereunder, without the prior written consent of the Required Lenders.

                                  ARTICLE VI
                                   DEFAULTS


     SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) any principal of any Loan on the date such payment is due, or (ii) interest on any Loan or any fee or other amount payable hereunder, within three (3) Business Days of the date such payment is due; or

          (b) the Borrower or the Parent, as applicable, shall fail to observe or perform any covenant or agreement contained in Sections 5.01(c)(i), 5.01(i), 5.01(k), 5.02(b), 5.02(c), 5.02(d), 5.02(e) or 5.02(h); or

          (c) the Borrower or the Parent shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by subsections (a) or (b) of this Section 6.01) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent or any Lender; or

          (d) any representation, warranty, certification or statement made or deemed made by the Borrower or the Parent in Article IV of this Agreement, under any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

          (e) the Borrower, the Parent or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any Debt (other than Debt evidenced by this Agreement and the other Loan Documents) thereof in the aggregate in excess of (i) $5,000,000, in the case of the Borrower, (ii) $25,000,000, in the case of the Parent, (iii) $25,000,000, in the case of any Significant Subsidiary of the Parent or (iv) $50,000,000, in the aggregate, in the case of all of the Significant Subsidiaries of the Parent, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) the Borrower or the Parent shall default in the payment when due, or in the performance or observance of, any obligation or condition under the Support Agreement; or

          (g) the Borrower, the Parent or any Significant Subsidiary of the Parent shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower, the Parent or any Significant Subsidiary of the Parent seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the Parent or any such Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of (i) $5,000,000, in the case of the Borrower, (ii) $25,000,000, in the case of the Parent, (iii) $25,000,000, in the case of any Significant Subsidiary of the Parent or (iv) $50,000,000, in the aggregate, in the case of all of the Significant Subsidiaries of the Parent, on claims not covered by insurance shall be rendered against the Borrower, the Parent or any such Significant Subsidiary, and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (j) the Borrower, the Parent or any Significant Subsidiary of the Parent, or any member of the Controlled Group of the foregoing shall fail to pay when due any amount, in excess of $10,000,000, which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower, the Parent or any such Significant Subsidiary, or any member of the Controlled Group of the foregoing shall incur any withdrawal liability in the aggregate in excess of $10,000,000, with respect to one or more Multi-employer Plans or Plans; or

          (k) the obligations of the Borrower or the Parent under this Agreement, any of the other Loan Documents or the Support Agreement, shall become unenforceable, or any court or governmental or regulatory body having jurisdiction over the Borrower or the Parent, shall assert the unenforceability of any such obligations in writing, or the Borrower, or the Parent contests in any manner the validity or enforceability of any such obligations; or

          (l)  a Change of Control shall occur with respect to the Parent; or

          (m)  the Parent shall cease to own, directly or indirectly, at least
(i) 100% of the Common Stock of the Borrower, or (ii) 95% of the Common Stock of each Operating Utility;

then, and in every such event, the Administrative Agent, on behalf of the Lenders, may (or shall at the request of the Required Lenders) (i) by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and (ii) by notice to the Borrower declare the Loans (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Loans (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in subsection (g) or
(h) of this Section 6.01 occurs, without any notice to the Borrower or any other act by the Administrative Agent or any Lender, the Commitment shall thereupon automatically terminate and the Loans (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address, or telecopy number set forth on Schedule 1.01B or such other address or telecopy number as
                    --------------
such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified as provided in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified as provided in this Section; provided that Notices of Borrowings to the Administrative Agent and Notices of Swing Line Borrowings to the Swing Line Bank under Article II shall not be effective until received.

     SECTION 7.02 No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 7.03  Expenses: Documentary Taxes; Indemnification.

          (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent (including reasonable fees and disbursements of counsel for the Administrative Agent) and the Arranger in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each of the Lenders, including fees and disbursements of counsel of the Administrative Agent and each Lender, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

          (b) The Borrower shall indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents; provided that no Assignee shall be entitled to receive any greater payment under this subsection (b) than the related transferor Lender would have been entitled to receive.

          (c) Borrower shall indemnify the Administrative Agent, the Arranger, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from or relate in any way to this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, from any use by the Borrower of the proceeds of any extension of credit by any Lender hereunder or breach by the Borrower of this Agreement or any other Loan Document) and any actions taken by the Administrative Agent or such Lender to enforce this Agreement or any of the other Loan Documents relating to the foregoing and the Borrower shall reimburse the Administrative Agent, each Lender, the Arranger and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees and expenses) incurred in connection with any of the foregoing; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. The indemnity provisions of this subsection (c) shall supersede and replace the indemnities provided by the Borrower in the Commitment Letter.

     SECTION 7.04 Amendments, Waivers and Consents. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders, the Borrower and the Parent; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby,

               (i) extend the final maturity of any Loan, or any portion thereof,

               (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees hereunder,

               (iii)   reduce or waive the principal amount of any Loan,

               (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (v) release the Borrower or the Parent from its respective obligations under the Loan Documents,

               (vi) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders,

               (vii) consent to the assignment or transfer by the Borrower or the Parent of any of either's respective rights and obligations under (or in respect of) the Loan Documents except as permitted thereby,

               (viii)  terminate or otherwise cancel the Support Agreement, or

               (ix)    amend or otherwise modify this Section 7.04.

     SECTION 7.05  Benefit of Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that neither the Borrower nor the Parent may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 7.05.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that
--------  -------

               (i)    each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender of any portion of its Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Loans, and each such assignment by a Lender of any portion of its Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Loans; and

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 7.05, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section
2.14. To the extent that an assignment of all or any portion of a Lender's Commitment pursuant to this Section 7.05 would, at the time of such assignment, result in increased costs under Section 2.14 or Section 2.15 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) The Administrative Agent shall maintain at its address referred to in Section 7.01 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

          (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C
                                                                  ---------
hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Each Lender may sell participations to one or more Persons (each a "Participant") in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) any such participation shall be in an
               --------  -------
amount at least equal to $5,000,000, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participant shall be entitled to the benefit of the yield protection provisions, and the right of set-off contained in Section 2.18, and (v) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower hereunder owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Any Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.06 hereof.

     SECTION 7.06 Confidentiality. The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by or on behalf of the Borrower and the Parent pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of this Agreement or the other Loan Documents, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower or the Parent, as applicable, and (ii) agrees in a writing enforceable by the Borrower or the Parent, as applicable, to be bound by the provisions of this Section 7.06), and (k) subject to provisions substantially similar to those contained in this Section 7.06, to any actual or proposed Participant or assignee.

     SECTION 7.07 Representation by Lender. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 7.05 of this Agreement, the disposition of the Loans and the Notes held by such Lender shall at all times be within its exclusive control.

     SECTION 7.08 North Carolina Law. This Agreement and each of the other Loan Documents shall be construed in accordance with and governed by the law of the State of North Carolina.

     SECTION 7.09  Consent to Jurisdiction; Waiver of Jury Trial.

          (a) Each of the Borrower and the Parent (i) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement and the other Loan Documents and (ii) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement and the other Loan Documents. Nothing herein contained, however, shall prevent any Lender from bringing any action or exercising any rights against any security and against the Borrower personally or against any assets of the Borrower, within any other state or jurisdiction.

          (b) THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR

WRITTEN), OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER OR THE PARENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 7.10 Interpretation. No provision of this Agreement or any other Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 7.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7.12 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and thereto in respect of the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties or any of them in respect of such transactions.


                                 ARTICLE VIII
                               AGENCY PROVISIONS


     SECTION 8.01 Appointment. Each Lender hereby designates and appoints First Union National Bank, as Administrative Agent of such Lender to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor the Parent shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower, the Parent or any of their respective Affiliates.

     SECTION 8.02 Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 8.03 Exculpatory Provisions. The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or the Parent contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of the Borrower or the Parent to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or the Parent in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or the Parent to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower, the Parent or any of their respective Affiliates.

     SECTION 8.04 Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 7.05 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by It by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 7.04, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     SECTION 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or the Parent referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     SECTION 8.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, the Parent or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the Parent or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the Parent and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the Parent or their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 8.07 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and the Arranger and each of their respective directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the

Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Loan Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such or the Arranger in any way relating to or arising out of this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent in its capacity as such or the Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent in its capacity as such or the Arranger. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished (which additional indemnity shall be furnished in accordance with the terms of this Section 8.07). The agreements in this Section shall survive the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitments hereunder.

     SECTION 8.08 Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Parent, their respective Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans and all obligations of the Borrower and the Parent hereunder and under the other Loan Documents, the Administrative Agent shall have the same rights and powers under this Loan Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 8.09 Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 8.09. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. Such successor shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed, provided that such approval shall not be necessary if at the time such successor is appointed there shall have occurred and be continuing a Default or Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative

Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 8.10 Other Agents. Neither the Arranger nor any Lender identified as an "Agent" (other than the Administrative Agent) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       BORROWER:

                                       AMERICAN WATER CAPITAL CORP.


                                       By:/s/ Joseph F. Hartnett, Jr.
                                          ------------------------------------
                                          Name:  Joseph F. Hartnett, Jr.
                                          Title: Vice President and Treasurer

                                       Address for Notices:
                                       -------------------
                                       1025 Laurel Oak Road
                                       Voorhees, NJ 08043
                                       Attention: Treasurer
                                       Telecopy number: 856.346.8363

                                       PARENT:

                                       AMERICAN WATER WORKS COMPANY, INC.


                                       By:/s/ Ellen C. Wolf
                                          ------------------------------------
                                          Name:  Ellen C. Wolf
                                          Title: Vice President and CFO

                                       Address for Notices:
                                       -------------------
                                       1025 Laurel Oak Road
                                       Voorhees, NJ 08043
                                       Attention: Treasurer
                                       Telecopy number: 856.346.8363

                                        FIRST UNION NATIONAL BANK,
                                             as Administrative Agent, as Swing
                                             Line Bank and as a Lender


                                        By:/s/ Michael J. Kolosowsky
                                           ------------------------------------
                                           Name:  MICHAEL J. KOLOSOWSKY
                                           Title: VICE PRESIDENT





                                Signature Page
                                      to
                          American Water Works Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        MELLON BANK, N.A., as Documentation
                                        Agent and as a Lender


                                        By:/s/ J. Wade Bell
                                           --------------------------------
                                           Name:  J. Wade Bell
                                           Title: Vice President









                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                         PNC BANK, NATIONAL ASSOCIATION,
                                              as Syndication Agent and as Lender


                                         By:/s/ Forrest B. Patterson, Jr.
                                            ------------------------------------
                                            Name:  Forrest B. Patterson, Jr.
                                            Title: Director






                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        FLEET NATIONAL BANK


                                        By:/s/ Suresh Chivukula
                                           ------------------------------
                                           Name:  Suresh Chivukula
                                           Title: Senior Vice President







                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        THE NORINCHUKIN BANK, New York Branch


                                        By:/s/ Yoshiro Niiro
                                           -----------------------------------
                                           Name:  Yoshiro Niiro
                                           Title: General Manager












                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                           BANK ONE, N.A.


                                           By:/s/ Madeleine N. Pember
                                              ---------------------------------
                                              Name:  MADELEINE N. PEMBER
                                              Title: Assistant Vice President












                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        NATIONAL CITY BANK


                                        By:/s/ Jonathan E. Lowry
                                           ------------------------------
                                           Name:  Jonathan E. Lowry
                                           Title: VP







                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        BANCO di NAPOLI, S.P.A


                                        By:/s/ Vito Spada
                                           ---------------------------------
                                           Name:  Vito Spada
                                           Title: Executive Vice President


                                        By:/s/ Claude P. Mapes
                                           ---------------------------------
                                           Name:  Claude P. Mapes
                                           Title: First Vice President








                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                        THE CHASE MANHATTAN BANK


                                        By:/s/ Wing Lee-Ong
                                           ------------------------------
                                           Name:  Wing Lee-Ong
                                           Title: VP







                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                         SUMMIT BANK


                         By: /s/ Richard Banning
                            ---------------------------------
                            Name: Richard Banning
                            Title: Vice President















                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                         THE FIFTH THIRD BANK


                         By: /s/ Megan S. Heisel
                            ---------------------------------
                            Name: Megan S. Heisel
                            Title: Corporate Banking Officer















                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                         UNION PLANTERS BANK, N.A.



                         By: /s/ Stephen N. Parrish
                            -------------------------------------------------
                            Name:  Stephen N. Parrish
                            Title: Vice President / Commercial Lending Division








                                Signature Page
                                      to
                         American Water Capital Corp.
                                 $600,000,000
                           364-Day Credit Agreement

                                SCHEDULE 1.01A

                            COMMITMENTS OF LENDERS



       LENDER                           COMMITMENT         INITIAL PRO RATA      SWING LINE
                                                              PERCENTAGE         COMMITMENT
------------------------------------------------------------------------------------------------
First Union National Bank              $100,000,000             16.67%           $20,000,000
------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                      $ 90,000,000             15.00%               N/A
------------------------------------------------------------------------------------------------
PNC Bank, National Association         $ 90,000,000             15.00%               N/A
------------------------------------------------------------------------------------------------
Fleet National Bank                    $ 65,000,000             10.83%               N/A
------------------------------------------------------------------------------------------------
The Norinchukin Bank, New York         $ 65,000,000             10.83%               N/A
Branch
------------------------------------------------------------------------------------------------
Bank One, N.A.                         $ 45,000,000              7.50%               N/A
------------------------------------------------------------------------------------------------
National City Bank                     $ 45,000,000              7.50%               N/A
------------------------------------------------------------------------------------------------
Banco di Napoli, S.P.A.                $ 30,000,000              5.00%               N/A
------------------------------------------------------------------------------------------------
The Chase Manhattan Bank               $ 22,500,000              3.75%               N/A
------------------------------------------------------------------------------------------------
Summit Bank                            $ 22,500,000              3.75%               N/A
------------------------------------------------------------------------------------------------
The Fifth Third Bank                   $ 12,500,000              2.08%               N/A
------------------------------------------------------------------------------------------------
Union Planters Bank, N.A.              $ 12,500,000              2.08%               N/A
------------------------------------------------------------------------------------------------
          TOTAL                        $600,000,000              100%            $20,000,000
------------------------------------------------------------------------------------------------

                                    1.01A-1

                                 SCHEDULE 1.01B

                     NOTICE AND LENDING OFFICES OF LENDERS


---------------------------------------------------------------------------------------------------
Lender                  Notice and Domestic Lending Office      Libor Lending Office
---------------------------------------------------------------------------------------------------
First Union National    One First Union Center                  One First Union Center
Bank                    201 South College Street                201 South College Street
                        Charlotte, North Carolina               Charlotte, North Carolina
                        28288-0735                              28288-0735
                        Attn.: Agency Services                  Attn.: Agency Services
                        Telephone: (704) 374-2698               Telephone: (704) 374-2698
                        Facsimile: (704) 383-0835               Facsimile: (704) 383-0835

                        With a copy of Notices to:
                        First Union Securities, Inc.
                        Structuring & Underwriting -
                        Utilities
                        301 South College Street, TW-10
                        Charlotte, North Carolina 28288
                        Attn.: Joe K. Dancy
                        Telephone: (704) 383-4748
                        Facsimile: (704) 383-7611
---------------------------------------------------------------------------------------------------

Mellon Bank, N.A.       3 Mellon Bank Center                    3 Mellon Bank Center
                        12/th/ Floor - 153-1203                 12/th/ Floor - 153-1203
                        Pittsburgh, Pennsylvania 15259          Pittsburgh, Pennsylvania 15259
                        Attn:  Sannford Richards                Attn:  Sannford Richards
                        Telephone: (412) 234-8285               Telephone: (412) 234-8285
                        Facsimile: (412) 209-6118               Facsimile: (412) 209-6118
---------------------------------------------------------------------------------------------------

PNC Bank, National      1600 Market Street, 22/nd/ Floor        1600 Market Street, 22/nd/ Floor
Association             Philadelphia, Pennsylvania 19103        Philadelphia, Pennsylvania 19103
                        Attn: Colleen M. Ruiz                   Attn: Colleen M. Ruiz
                        Telephone: (215) 585-6086               Telephone: (215) 585-6086
                        Facsimile: (215) 585-6987               Facsimile: (215) 585-6987

---------------------------------------------------------------------------------------------------

                                    1.01B-1

---------------------------------------------------------------------------------------------------
Lender                  Notice and Domestic Lending Office      Libor Lending Office
---------------------------------------------------------------------------------------------------
Fleet National Bank       1 Federal Street                      1 Federal Street
                          Boston, Massachusetts 02110           Boston, Massachusetts 02110
                          MA OF DO7K                            MA OF DO7K
                          Attn:  Francia Castillo               Attn:  Francia Castillo
                          Telephone: (617) 346-0626             Telephone: (617) 346-0626
                          Facsimile: (617) 346-0595             Facsimile: (617) 346-0595
---------------------------------------------------------------------------------------------------
The Norinchukin Bank,     245 Park Avenue, 29/th/ Floor         245 Park Avenue, 29/th/ Floor
New York Branch           New York, New York 10167              New York, New York 10167
                          Attn: Keisuke Ishii,                  Attn: Keisuke Ishii,
                                Vice President                        Vice President
                                (Primary)                             (Primary)
                                Katsuyoshi Yamaguchi,                 Katsuyoshi Yamaguchi,
                                Vice President & Manager              Vice President & Manager
                                (Backup)                              (Backup)
                          Telephone: (212) 808-4195             Telephone: (212) 808-4195
                          Facsimile: (212) 697-5754             Facsimile: (212) 697-5754
---------------------------------------------------------------------------------------------------
Bank One, N.A.            1 Bank One Plaza, Suite 0634          1 Bank One Plaza, Suite 0634
                          Chicago, Illinois 60670               Chicago, Illinois 60670
                          Attn: Torin Johnson                   Attn: Torin Johnson
                          Telephone: (312) 732-8573             Telephone: (312) 732-8573
                          Facsimile: (312) 732-4840             Facsimile: (312) 732-4840
---------------------------------------------------------------------------------------------------
National City Bank        One National City Center, Suite       One National City Center, Suite
                          200E                                  200E
                          Indianapolis, Indiana 46204           Indianapolis, Indiana 46204
                          Attn: Kelly Trips                     Attn: Kelly Trips
                                (Primary)                             (Primary)
                                Lea Mishell Graves                    Lea Mishell Graves
                                (Backup)                              (Backup)
                          Telephone: (317) 267-7592             Telephone: (317) 267-7592
                                     (Primary)                             (Primary)
                                     (317) 267-7577                        (317) 267-7577
                                     (Backup)                              (Backup)
                          Facsimile: (317) 267-7141             Facsimile: (317) 267-7141
                                     (Primary)                             (Primary)
                                     (317) 267-6249                        (317) 267-6249
                                     (Backup)                              (Backup)
---------------------------------------------------------------------------------------------------

                                   1.01B-2

---------------------------------------------------------------------------------------------------
Lender                     Notice and Domestic Lending Office   Libor Lending Office
---------------------------------------------------------------------------------------------------
Banco di Napoli, S.P.A.   4 East 54/th/ Street                  4 East 54/th/ Street
                          New York, New York 10022              New York, New York 10022
                          Attn:  Vincenzo Orlando               Attn:  Vincenzo Orlando
                          Telephone: (212) 872-2417             Telephone: (212) 872-2417
                          Facsimile: (212) 755-1389             Facsimile: (212) 755-1389
---------------------------------------------------------------------------------------------------
The Chase Manhattan Bank  4 Campus Drive, 2/nd/ Floor           4 Campus Drive, 2/nd/ Floor
                          Parsippany, New Jersey 07054          Parsippany, New Jersey 07054
                          Attn: Alice Shanahan                  Attn: Alice Shanahan (Primary)
                                (Primary)                             Kathy Kalafut (Backup)
                                Kathy Kalafut                   Telephone: (973) 734-1042
                                (Backup)                                   (Primary)
                          Telephone: (973) 734-1042                        (973) 734-1044
                                     (Primary)                             (Backup)
                                     (973) 734-1044             Facsimile: (973) 734-1122
                                     (Backup)
                          Facsimile: (973) 734-1122
---------------------------------------------------------------------------------------------------
 Summit Bank              750 Walnut Avenue, 1/st/ Floor        750 Walnut Avenue, 1/st/ Floor
                          Cranford, New Jersey 07016            Cranford, New Jersey 07016
                          Attn: Glenn Vogel                     Attn: Glenn Vogel
                                (Primary)                             (Primary)
                                Chrisanne Scully                      Chrisanne Scully
                                (Backup)                              (Backup)
                          Telephone: (908) 709-5352            Telephone: (908) 709-5352
                                     (Primary)                            (Primary)
                                     (908) 709-5337                       (908) 709-5337
                                     (Backup)                             (Backup)
                          Facsimile: (908) 709-6433            Facsimile: (908) 709-6433
---------------------------------------------------------------------------------------------------

                                    1.01B-3

---------------------------------------------------------------------------------------------------
Lender                     Notice and Domestic Lending Office   Libor Lending Office
---------------------------------------------------------------------------------------------------
The Fifth Third Bank      38 Fountain Square Plaza              38 Fountain Square Plaza
                          MD 109054                             MD 109054
                          Cincinnati, Ohio 45263                Cincinnati, Ohio 45263
                          Attn: Jennifer Pund (Primary)         Attn: Jennifer Pund (Primary)
                                Amy Buquo (Backup)                    Amy Buquo (Backup)
                          Telephone: (513) 579-5389             Telephone: (513) 579-5389
                                     (Primary)                            (Primary)
                                     (513) 744-7018                       (513) 744-7018
                                     (Backup)                             (Backup)
                          Facsimile: (513) 744-5947             Facsimile: (513) 744-5947
                                     (Primary)                            (Primary)
                                     (513) 579-5226                       (513) 579-5226
                                     (Backup)                             (Backup)
---------------------------------------------------------------------------------------------------
Union Planters Bank,      4800 West Main Street                 4800 West Main Street
 N.A.                     Belleville, Illinois 62226            Belleville, Illinois 62226
                          Attn: Jennifer L. Gross               Attn: Jennifer L. Gross
                                (Primary)                             (Primary)
                                Mary Beth Raetz                       Mary Beth Raetz
                                (Backup)                              (Backup)
                          Telephone: (618) 236-6028             Telephone: (618) 236-6028
                                     (Primary)                            (Primary)
                                     (618) 236-6039                       (618) 236-6039
                                     (Backup)                             (Backup)
                          Facsimile: (618) 234-0673             Facsimile: (618) 234-0673
---------------------------------------------------------------------------------------------------

                                    1.01B-4

                                 SCHEDULE 3.02

                         TERMINATED SENIOR CREDIT LINES

---------------------------------------------------------------------------------------------------------------------------------
             Borrower                                            Facility                                    Maturity Date
             --------                                            --------                                    -------------
---------------------------------------------------------------------------------------------------------------------------------
Iowa-American Water Company          Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Iowa-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Kentucky-American Water Company      Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Kentucky-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Long Island Water Corporation        Money Market Master Note dated June 25, 1999, made by Long               June 30, 2000
                                     Island Water Corporation to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Maryland-American Water Company      Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Maryland-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Missouri-American Water Company      Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Missouri-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
New Jersey-American Water Company,   Promissory Note dated July 1, 1999, made by New Jersey-American          June 30, 2000
 Inc.                                Water Company, Inc. to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Ohio-American Water Company          Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Ohio-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania-American Water Company  Promissory Note dated July 1, 1999, made by                              June 30, 2000
                                     Pennsylvania-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
Tennessee-American Water Company     Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Tennessee-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------

                                    3.02-1

---------------------------------------------------------------------------------------------------------------------------------
             Borrower                                            Facility                                    Maturity Date
             --------                                            --------                                    -------------
---------------------------------------------------------------------------------------------------------------------------------
Virginia-American Water Company      Money Market Master Note dated July 1, 1999, made by                     June 30, 2000
                                     Virginia-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
West Virginia-American Water         Promissory Note dated July 1, 1999, made by West                         June 30, 2000
 Company                             Virginia-American Water Company to First Union National Bank
---------------------------------------------------------------------------------------------------------------------------------
American Water Works Company, Inc.   Promissory Note dated July 1, 1999, made by American Water               June 30, 2000
                                     Works Company, Inc. to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
American Water Works Company, Inc.   Promissory Note dated July 1, 1999, made by American Water               June 30, 2000
                                     Works Company, Inc. to PNC Bank
---------------------------------------------------------------------------------------------------------------------------------
Arizona-American Water Company       Promissory Note dated July 1, 1999, made by Arizona- American            June 30, 2000
                                     Water Company to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
California-American Water Company    Promissory Note dated July 1, 1999, made by California American          June 30, 2000
                                     Water Company to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
Connecticut-American Water Company   Promissory Note dated July 1, 1999, made by                              June 30, 2000
                                     Connecticut-American Water Company to State Street Bank and
                                     assumed by Citizens Bank
---------------------------------------------------------------------------------------------------------------------------------
Hampton Water Works Company          Promissory Note dated July 1, 1999, made by Hampton Water Works          June 30, 2000
                                     Company to State Street Bank and assumed by Citizens Bank
---------------------------------------------------------------------------------------------------------------------------------
Illinois-American Water Company      Promissory Note dated December 1, 1999, made by                          September 29, 2000
                                     Illinois-American Water Company to National City Bank
---------------------------------------------------------------------------------------------------------------------------------
Indiana-American Water Company,      Promissory Note dated May 30, 1999, and amended May 30, 2000,            August 30, 2000
 Inc.                                made by Indiana-American  Water Company, Inc. to National City
                                     Bank
---------------------------------------------------------------------------------------------------------------------------------

                                    3.02-2

---------------------------------------------------------------------------------------------------------------------------------
       Borrower                                      Facility                                            Maturity Date
       --------                                      --------                                            -------------
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts-American Water         Promissory Note dated July 1, 1999, made by
Company                              Massachusetts-American Water Company to State Street Bank and       June 30, 2000
                                     assumed by Citizens Bank
---------------------------------------------------------------------------------------------------------------------------------
New Jersey-American Water Company,   Promissory Note dated July 1, 1999, made by New Jersey-American     June 30, 2000
Inc.                                 Water Company, Inc. to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
New Jersey-American Water Company,   Promissory Note dated July 1, 1999, made by New Jersey-American     June 30, 2000
Inc.                                 Water Company, Inc. to PNC Bank
---------------------------------------------------------------------------------------------------------------------------------
New Mexico-American Water Company,   Promissory Note dated July 1, 1999, made by New Mexico-American     June 30, 2000
Inc.                                 Water Company, Inc. to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
New York-American Water Company,     Promissory Note dated July 1, 1999, made by New York-American       June 30, 2000
Inc.                                 Water Company, Inc. to State Street Bank and assumed by
                                     Citizens Bank
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania-American Water Company  Promissory Note dated July 1, 1999, made by                         June 30, 2000
                                     Pennsylvania-American Water Company to Mellon Bank
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania-American Water Company  Promissory Note dated July 1, 1999, made by                         June 30, 2000
                                     Pennsylvania-American Water Company to PNC Bank
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania-American Water Company  Promissory Note dated July 1, 1999, made by                         June 30, 2000
                                     Pennsylvania-American Water Company to Woodstreet
---------------------------------------------------------------------------------------------------------------------------------
West Virginia-American Water         Promissory Note dated July 1, 1999, made by West                    June 30, 2000
Company                              Virginia-American Water Company to One Valley Bank
---------------------------------------------------------------------------------------------------------------------------------

                                    3.02-3

                                                                     EXHIBIT A-1

                                     NOTE

Charlotte, North Carolina                                    June ________, 2000

     For value received, AMERICAN WATER CAPITAL CORP., a Delaware corporation (the "Borrower"), promises to pay to the order of ___________________________ (the "Lender"), for the account of its Lending Office, the principal sum of _____________________ Dollars ($_________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Following the occurrence of an Event of Default, principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the Lending Office of the Lender as set forth in the Credit Agreement.

     All Loans made by Lender, the length of the respective Interest Periods and the effective interest rates from time to time applicable thereto and all prepayments of the principal thereof and whether such Loans are Base Rate Loans or LIBOR Rate Loans shall be recorded by Lender and, prior to any transfer hereof, endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of Lender to make, or any error of Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the 364-Day Credit Agreement (as the same may be amended from time to time in accordance with its terms, the "Credit Agreement") dated as of June 27, 2000 among the Borrower, the lenders party thereto (including the Lender) and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, to the extent expressly provided for in the Credit Agreement.

     This Note shall be construed in accordance with and governed by the law of the State of North Carolina.

                                     A1-1

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                   AMERICAN WATER CAPITAL CORP.


                                   By:________________________________________
                                      Name:
                                      Title:

                                    (SEAL)

                                     A1-2

                      LOANS AND PREPAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------------------------------
                   Type                         Amount        Amount of      Length of
                    of          Interest          of          Principal      Interest       Notation
    Date           Loan           Rate           Loan          Prepaid        Period         Made By
    ----           ----           ----           ----          -------        ------         -------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                     A1-3

                                                                     EXHIBIT A-2

                                SWING LINE NOTE

Charlotte, North Carolina                                June ____________, 2000

     For value received, AMERICAN WATER CAPITAL CORP., a Delaware corporation (the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), for the account of its Lending Office, the principal sum of TWENTY MILLION Dollars ($20,000,000), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swingline Note on the dates and at the rate or rates provided for in the Credit Agreement. Following the occurrence of an Event of Default, principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the Lending Office of the Lender as set forth in the Credit Agreement.

     All Swingline Loans made by Lender, the length of the respective Interest Periods, if any, and the effective interest rates from time to time applicable thereto and all prepayments of the principal thereof and shall be recorded by Lender and, prior to any transfer hereof, endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of Lender to make, or any error of Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Swingline Note is one of the Notes referred to in the 364-Day Credit Agreement (as the same may be amended from time to time in accordance with its terms, the "Credit Agreement") dated as of June 27, 2000 among the Borrower, the lenders party thereto (including the Lender) and First Union National Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, to the extent expressly provided for in the Credit Agreement.

     This Swingline Note shall be construed in accordance with and governed by the law of the State of North Carolina.

                                     A2-1

     IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                        AMERICAN WATER CAPITAL CORP.


                                        By:_________________________________
                                           Name:
                                           Title:

                                    (SEAL)

                  SWINGLINE LOANS AND PREPAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------------------------------
                  Amount                        Amount of         Length of
                    of          Interest        Principal          Interest             Notation
    Date           Loan           Rate           Prepaid       Period (if any)          Made By
    ----           ----           ----           -------       ---------------          -------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                     A2-3

                                                                     EXHIBIT B-1

                                  [TO FOLLOW]


                                     B1-1

                                                                     EXHIBIT B-2


                                  [TO FOLLOW]


                                     B2-1

                                                                       EXHIBIT C

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the 364-Day Credit Agreement dated as of June 27, 2000 (as amended and modified from time to time, the "Credit Agreement") among AMERICAN WATER CAPITAL CORP., a Delaware corporation, AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, the Lenders identified therein and FIRST UNION NATIONAL BANK, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I agree as
                                                      ----------
follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule I of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule I.
                                     ----------

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or to other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or to other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule I.
                     ----------

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.05(a) and (b) and Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the

Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 2.05.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.
                                                    ----------

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall
               ----------
be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.

     ________________________________, as Assignor


     By:______________________________
        Name:
        Title:

     ________________________________, as Assignee


     By:______________________________
        Name:
        Title:

     Notice address of Assignee:

     ____________________________
     ____________________________
     Attn: ______________________
     Telephone: (___) ___________
     Telecopy: (___) ____________

     CONSENTED TO:

     FIRST UNION NATIONAL BANK,*
     as Administrative Agent

     By:______________________________
        Name:
        Title:

     AMERICAN WATER CAPITAL CORP.*

     By:______________________________
        Name:
        Title:


     _____________________________________
     *Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."

                                   SCHEDULE I
                                       to
                           ASSIGNMENT AND ACCEPTANCE


(a)  Date of Assignment:

(b)  Legal Name of Assignor:

(c)  Legal Name of Assignee:

(d)  Effective Date of Assignment*:

(e)  Pro Rata Percentage Assigned
     (expressed as a percentage set forth to at least 8
     decimals):                                                    _______%

(f)  Pro Rata Percentage of Assignee
     after giving effect to this Assignment and Acceptance
     on the Effective Date (set forth to at least 8                _______%
     decimals)

(g)  Pro Rata Percentage of Assignor
     after giving effect to this Assignment and Acceptance
     on the Effective Date (set forth to at least 8                _______%
     decimals)

(h)  Outstanding Balance of Loans as of Effective Date             $

(i)  Dollar Amount of Assignor's portion of the Loans after
     giving effect to this Assignment and Acceptance on
     Effective Date (the amount set forth in (h) multiplied by
     the percentage set forth in (g))                              $

(j)  Dollar Amount of Assignee's portion of the Loans after
     giving effect to this Assignment and Acceptance on
     Effective Date (the amount set forth in (h) multiplied by
     the percentage set forth in (f))                              $



__________________
*This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Administrative Agent.

                                                                     EXHIBIT D-1

                              NOTICE OF BORROWING

                                     [Date]

     This Notice of Borrowing is given under and pursuant to Section 2.02 of the 364-Day Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of June 27, 2000, by and among AMERICAN WATER CAPITAL CORP., a Delaware corporation, AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, the Lenders identified therein and First Union National Bank, as Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     1. The date of the Borrowing in connection with which this Notice of Borrowing is given shall be ______________________________.

     2.   The Type of the Loan shall be _______________________.

     3.   The aggregate amount of such Borrowing shall be $___________________.

     In the case of a Borrowing comprising LIBOR Rate Loans the initial Interest Period is: [1, 2, 3 or 6] months.
           ---------------------

     The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such Borrowing and after giving effect to the application, directly or indirectly, of the proceeds of such Borrowing):

          (a) no Default or Event of Default has occurred and is continuing; and

          (b) the representations and warranties of the Borrower and the Parent contained in Article IV of the Credit Agreement are true and correct in all material respects as if made on and as of the date of such Borrowing.

     The Borrower has caused this Notice of Borrowing to be executed and delivered and the certification and warranties contained herein to be made by its duly authorized officer this _______ day of ________________________, 20___.

                                        AMERICAN WATER CAPITAL CORP.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                     D1-1

                                                                     EXHIBIT D-2

                         NOTICE OF SWING LINE BORROWING

                                     [Date]

     This Notice of Borrowing is given under and pursuant to Section 2.03 of the 364-Day Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of June 27, 2000, by and among AMERICAN WATER CAPITAL CORP., a Delaware corporation, AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, the Lenders identified therein and First Union National Bank, as Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     1. The date of the Swing Line Borrowing in connection with which this Notice of Swing Line Borrowing is given shall be ________________________.

     2. The aggregate amount of such Swing Line Borrowing shall be $__________________________.

     3. The Borrower hereby represents and warrants that on the date the Swing Line Borrowing requested hereunder is made (both before and after giving effect to the making of such Swing Line Borrowing and after giving effect to the application, directly or indirectly, of the proceeds of such Swing Line Borrowing):

          (a) no Default or Event of Default has occurred and is continuing; and

          (b) the representations and warranties of the Borrower and the Parent contained in Article IV of the Credit Agreement are true and correct in all material respects as if made on and as of the date of such Borrowing.

     The Borrower has caused this Notice of Swing Line Borrowing to be executed and delivered and the certification and warranties contained herein to be made by its duly authorized officer this _______ day of ________________________, 20___.

                                        AMERICAN WATER CAPITAL CORP.


                                        By:___________________________________
                                           Name:
                                           Title:

                                     D2-1

                                                                     EXHIBIT E-1

                                PROMISSORY NOTE
                              FOR SHORT-TERM LOANS
                              --------------------

$____________________                                      _______________, 2000

     FOR VALUE RECEIVED, [NAME OF COMPANY], a _____________________ corporation (herein "Borrower") hereby promises to pay ON DEMAND to the order of American Water Capital Corp., a Delaware corporation ("Lender"), in same day funds at its offices at Voorhees, New Jersey or such other place as Lender may from time to time designate, the principal sum of ___________________________ dollars ($_________________________) (the "Maximum Principal Sum"), or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Lender to Borrower (other than loans evidenced by a promissory note under which the principal amount is due and payable in one or more scheduled installments more than one year after the date of its issue), together with interest thereon from the date hereof until paid in full. Interest will be charged on the unpaid outstanding principal balance of this Note at a rate per annum equal to Lender's actual cost of funds to make such loan, such rate to change as Lender's actual cost of funds changes. Interest on borrowings shall be due and payable on the first business day of each month, commencing with the first business day of the month after the month in which this Note is executed. In the absence of manifest error, the records maintained by Lender of the amount and term, if any, of borrowings hereunder shall be deemed conclusive.

     Borrower may borrow, repay and reborrow hereunder in amounts which do not, in the aggregate outstanding at any time, exceed the Maximum Principal Sum.

     The occurrence of one or more of any of the following shall constitute an event of default hereunder:

          (a) Borrower shall fail to make any payment of principal and/or interest due hereunder or under any other promissory note between Lender and Borrower within five business days after the same shall become due and payable, whether at maturity or by acceleration or otherwise;

          (b) Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purposes of effecting any of the foregoing; or

                                     E1-1

          (c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, trustee or liquidator of Borrower or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

     Upon the occurrence of any event of default, the entire unpaid principal sum hereunder plus all interest accrued thereon plus all other sums due and payable to Lender hereunder shall, at the option of Lender, become due and payable immediately. In addition to the foregoing, upon the occurrence of any event of default, Lender may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Lender by law, equity, statute or otherwise.

     Borrower hereby waivers presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor in connection with any default in the payment of, or any enforcement of the payment of, all amounts due hereunder. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     Following the occurrence of any event of default, Borrower will pay upon demand all costs and expenses (including all amounts paid to attorneys, accountants, and other advisors employed by Lender), incurred by Lender in the exercise of any of it rights, remedies or powers hereunder with respect to such event of default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and will bear interest at the contract rate set forth herein from the date of such demand until paid in full. In connection with and as part of the foregoing, in the event that this
Note is placed in the hands of an attorney for the collection of any sum payable hereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed hereunder, as well as all costs, disbursements and allowances provided by law.

     If for any reason one or more of the provisions of this Note or their application to any entity or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note inures to the benefit of Lender and binds Borrower and Lender's and Borrower's respective successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

                                     E1-2

     This Promissory Note is one of the promissory notes referred to in the Financial Services Agreement dated ______________________, 2000 between Borrower and Lender to which reference is made for a statement of additional rights and obligations of the parties hereto.

     IN WITNESS WHEREOF, Borrower has executed this Promissory Note the day and year first written above.

                                             [BORROWER]


                                             By:________________________________
                                                Name:
                                                Title:

                                     E1-3

                                                                     EXHIBIT E-2


                                PROMISSORY NOTE
                            FOR LONG-TERM BORROWINGS
                            ------------------------

$________________                                           ______________, 2000

     FOR VALUE RECEIVED, [NAME OF COMPANY], a ____________________ corporation (herein "Borrower") hereby promises to pay to the order of American Water Capital Corp., a Delaware corporation ("Lender"), in same day funds at its offices at ________________________ or such other place as Lender may from time to time designate, the principal sum of __________________________________
dollars ($____________________________), together with interest thereon from the date hereof until paid in full. Interest shall be charged on the unpaid outstanding principal balance hereof at a rate per annum equal to the rate paid and to be paid by Lender with respect to the borrowings it made in order to provide funds to Borrower hereunder. Interest on borrowings shall be due and payable in immediately available funds on the same business day on which the Lender must pay interest on the borrowings it made in order to provide funds to the Borrower hereunder. The principal amount hereof shall be due and payable hereunder at such times and in such amounts and in such installments hereunder as the Lender must pay with respect to the borrowings it made in order to provide funds to the Borrower hereunder. Lender has provided Borrower with a copy of the documentation evidencing the borrowings made by Lender in order to provide funds to Borrower hereunder. In the absence of manifest error, such documentation and the records maintained by Lender of the amount and term, if any, of borrowings hereunder shall be deemed conclusive.

     The occurrence of one or more of any of the following shall constitute an event of default hereunder:

          (a) Borrower shall fail to make any payment of principal and/or interest due hereunder or under any other promissory note between Lender and Borrower within five business days after the same shall become due and payable, whether at maturity or by acceleration or otherwise;

          (b) Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purposes of effecting any of the foregoing; or

          (c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or all or a substantial part

                                     E2-1
of the assets of Borrower, or appointing a receiver, trustee or liquidator of Borrower or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

     Upon the occurrence of any event of default, the entire unpaid principal sum hereunder plus all interest accrued thereon plus all other sums due and payable to Lender hereunder shall, at the option of Lender, become due and payable immediately. In addition to the foregoing, upon the occurrence of any event of default, Lender may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Lender by law, equity, statute or otherwise.

     Borrower hereby waivers presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor in connection with any default in the payment of, or any enforcement of the payment of, all amounts due hereunder. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     Following the occurrence of any event of default, Borrower will pay upon demand all costs and expenses (including all amounts paid to attorneys, accountants, and other advisors employed by Lender), incurred by Lender in the exercise of any of it rights, remedies or powers hereunder with respect to such event of default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and will bear interest at the contract rate set forth herein from the date of such demand until paid in full. In connection with and as part of the foregoing, in the event that this
Note is placed in the hands of an attorney for the collection of any sum payable hereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed hereunder, as well as all costs, disbursements and allowances provided by law.

     If for any reason one or more of the provisions of this Note or their application to any entity or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note inures to the benefit of Lender and binds Borrower and Lender's and Borrower's respective successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     This Promissory Note is one of the promissory notes referred to in the Financial Services Agreement dated _______________________, 2000 between Borrower and Lender to which reference is made for a statement of additional rights and obligations of Lender and Borrower.

                                     E2-2

     IN WITNESS WHEREOF, Borrower has executed this Promissory Note the day and year first written above.

                                        [BORROWER]


                                        By:____________________________________
                                           Name:
                                           Title:

                                     E2-3

                                                                       EXHIBIT F

                               SUPPORT AGREEMENT
                                    BETWEEN
                       AMERICAN WATER WORKS COMPANY, INC.
                                      AND
                          AMERICAN WATER CAPITAL CORP.

     This Agreement is made the ____ day of ___________, 2000, by and between AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation ("Parent") and AMERICAN WATER CAPITAL CORP., a Delaware corporation ("Subsidiary").

                                   BACKGROUND

     Parent is the owner of 100% of the outstanding common stock of Subsidiary:

     From time to time Subsidiary intends to borrow from, and issue debt securities or other obligations to, and incur other obligations and liabilities to, parties other than Parent ("Debt"), so that Subsidiary will be in a position to provide financing for Parent and some or all of Parent's directly and indirectly owned, water utility subsidiaries;

     Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as set forth below in order to enable the Subsidiary to issue the Debt on more advantageous and reasonable terms; and

     Third party creditors will rely upon this Agreement in making loans or extending credit to Subsidiary;

                                   AGREEMENT

     THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.  As used in this Agreement, the following capitalized
          -----------
terms have the respective meanings set forth below.

          (a) "Debt", means (a) all indebtedness for borrowed money; (b) all obligations evidenced by notes, bonds, debentures or other similar instruments;
(c) all obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (d) all obligations contingent or otherwise under letter of credit or similar facilities; (e) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest of any warrants, rights or options to acquire such capital stock; (f) all obligations in respect of hedge agreements (including, without limitation, interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar currency agreements); (g) any other obligations or liabilities involving financial or monetary payment; and (h) guarantees of any of the foregoing.

          (b) "Lender", means any person, firm, corporation or other entity to which Subsidiary is indebted for money borrowed or to which Subsidiary otherwise owes any Debt or that is acting as trustee or authorized representative on behalf of such person, firm, corporation or other entity.

     2.   Stock Ownership.  Parent owns and, during the term of this Agreement
          ---------------
shall continue to own, all of the voting stock of Subsidiary, free and clear any lien, security interest or other charge or encumbrance.

     3.   Net Worth.  Parent agrees that it will cause Subsidiary to have at all
          ---------
times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles.

     4.   Liquidity Provision.  If, during the term of this Agreement,
          -------------------
Subsidiary is unable to make timely payment of interest, principal or premium, if any, on any Debt issued by it, Parent promptly shall provide to Subsidiary, at its request or at the request of any Lender, such funds (in the form of cash or liquid assets) as equity or if Parent and Subsidiary shall agree as a loan. If such funds are advanced to Subsidiary as a loan, that loan will be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary will agree. Notwithstanding the foregoing, any such loan will be subordinated in all respects to any and all Debt of Subsidiary, whether or not such Debt is outstanding at the time of such loan.

     5.   Waivers; Subrogation.  Parent hereby waives any failure or delay on
          --------------------
the part of Subsidiary in asserting or enforcing any of its rights or in making any claims or demands hereunder. Subsidiary or any Lender may at any time, without Parent's consent, without notice to Parent and without affecting or impairing Subsidiary's or such Lender's rights or Parent's obligations hereunder, do any of the following with respect to any Debt: (a) make changes, modifications, amendments or alterations, by operation of law or otherwise, (b) grant renewals and extensions of time, for payment or otherwise, (c) accept new or additional documents, instruments or agreements relating to or in substitution of said Debt, or (d) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment. To the extent any rights of subrogation exist, the Parent shall not be entitled to be subrogated to any rights of any Lender against the Subsidiary for the payment of the Debt until all Debt is indefeasibly paid in full.

     6.   Termination; Amendment.  This Agreement may be terminated by written
          ----------------------
agreement signed by both parties or, at any time no Debt is outstanding or committed to, by Parent upon three days' prior written notice to Subsidiary. This Agreement may be amended at any time by written amendment signed by both parties. However, no amendment to the Agreement that adversely affects the rights of any Lender and no termination of this Agreement shall be effective until such time as all Debt shall have been irrevocably paid in full and all commitments for Debt have been terminated, unless the Lenders holding a majority of the aggregate principal amount of Debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing,

          (a) any amendment to this Agreement for the purpose of (i) increasing the minimum net worth as provided in paragraph 3 of this Agreement; (ii) establishing or increasing a minimum interest coverage ratio; (iii) establishing or reducing a maximum amount of debt leverage; (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of this agreement; or, (v) any combination of (i),
(ii), (iii) and (iv) above, shall be effective without the consent of any Lender or the holder of any Debt, and

          (b) nothing in this Section 6 shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which Debt is or will be issued that requires the written consent of the holders of a specified amount or percentage of such Debt to consent to an amendment or termination of this Agreement.

     7.   Rights of Lenders.  Any Lender to Subsidiary shall have the right to
          -----------------
demand that Subsidiary enforce Subsidiary's rights under paragraphs 2, 3 4 and 5 of this Agreement, and, if Subsidiary fails or refuses to take timely action to enforce its rights under paragraphs 2, 3, 4 and 5 of this Agreement or if Subsidiary defaults in the timely payment of interest, principal or premium, if any, on any Debt owed to Lender when due, that Lender may proceed directly against Parent to enforce Subsidiary's rights under paragraphs 1, 2, and 3 of this Agreement or to obtain payment of such defaulted interest, principal or premium, if any, owed to such Lender.

     8.   Notices.  Any notice, instruction, request, consent, demand or other
          -------
communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, telex, facsimile transmission or hand delivery, addressed as follows:

     If to Parent:    American Water Works Company, Inc.
                      1025 Laurel Oak Road
                      P.O. Box 1770
                      Voorhees, NJ 08043
                      ATTN:  Treasurer

   If to Subsidiary:  American Water Capital Corp.
                      1025 Laurel Oak Road
                      P.O. Box 1770
                      Voorhees, NJ 08043
                      ATTN:  Treasurer

     9.   Successors.  This Agreement will be binding upon the parties hereto
          ----------
and their respective successors and assigns and is also intended for the benefit of the holders from time to time of the Debt and, notwithstanding that such holders are not parties hereto, each such holder shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein. This Agreement is not intended for the benefit of any person other than holders of Debt, and will not confer or be deemed to confer upon any other such person any benefits, rights or remedies hereunder.

     10.  Governing Law.  The laws of the State of  New York shall govern this
          -------------
Agreement.

     11.  Remedies.  The parties to this Agreement acknowledge and agree that
          --------
breach of any of the covenants of Parent set forth herein may not be compensable by payment of money damages and, therefore, that the covenants of Parent set forth herein may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies Subsidiary may have under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their corporate seals as of the last day and year above written.



[SEAL]                        AMERICAN WATER WORKS COMPANY, INC.


Attest:__________________       By:____________________________________________
       Secretary                    Vice President and Chief Financial Officer



[SEAL]                        AMERICAN WATER CAPITAL CORP.


Attest:__________________       By:____________________________________________
       Secretary                    Vice President and Treasurer

                                                                       EXHIBIT G

                          FINANCIAL SERVICES AGREEMENT
                          ----------------------------


     THIS AGREEMENT, dated _________________, 2000, by and between [INSERT NAME OF BORROWER] (the "Company") and American Water Capital Corp. ("AWCC").

                              B A C K G R O U N D

     The Company currently performs its own financial services.

     However, the Company has determined that it can obtain these services more efficiently through the consolidation of certain necessary management and staff functions with those performed for other entities that may enter into agreement with AWCC substantially similar to this one ("Co-Participants").

     AWCC is dedicated to performing such consolidated functions.

     Accordingly, the parties have determined to enter into this Agreement for the provision of financial services by AWCC to the Company and for the proper determination and allocation of the costs of providing such services.

     Therefore, the parties agree as follows:

                               A G R E E M E N T

     1.  Services.  AWCC will provide, either directly or through arrangements
         --------
with third parties for the benefit of the Company, such financial services as the Company and AWCC may from time to time agree, including but not limited to those more fully described in Appendix I attached to this Agreement.

     2.  Costs.  In consideration of the provision of the services contemplated
         -----
by paragraph 1, the Company agrees to pay AWCC a portion of the costs and appropriate overhead incurred by AWCC in providing those services, as follows. The costs incurred by AWCC in connection with its bank credit lines and short-term public borrowings will be divided among the Co-Participants in proportion to the maximum principal amount that each Co-Participant requests be made available to it during the course of a year. The costs incurred by AWCC in connection with each long-term borrowing by AWCC will be divided among each Co-Participant in proportion to the principal amount of that borrowing that is loaned to that Co-Participant. AWCC's overhead will be allocated among the Co-Participants in the same proportion as each Co-Participant's long-term and maximum, requested short-term borrowings and investments in a calendar year bear to all of the long and maximum short-term borrowings and investments by all Co-Participants during the same year.

     3.  Statements.  AWCC will prepare and deliver to the Company monthly
         ----------
statements of the services provided by AWCC and amounts payable to AWCC, giving effect to all the provisions of this Agreement. The Company shall pay the net amount shown on its statement within thirty (30) days after the billing date.

     4.  Inspection.  Upon reasonable notice, AWCC will make available to the
         ----------
Company for its inspection AWCC's books, records, bills, accounts and any other documents which describe or support the costs allocated to the Company under this Agreement.

     5.  Obligations Not Joint.  AWCC and the Company expressly agree: (a) that
         ---------------------
the obligations of the Company and each Co-Participant to AWCC are several and not joint; (b) that the Company will not be responsible to any Co-Participant, to AWCC or to any assignee or creditor of AWCC for any payment in excess of payments due by the Company to AWCC under this Agreement or a Note in the form attached to this Agreement; and (c) that no Co-Participant will be responsible to the Company, to any other Co-Participant, to AWCC or to any assignee or creditor of AWCC for any payment in excess of payments due by that Co-Participant to AWCC under any agreement substantially similar to this Agreement or under any Note attached to that other agreement. AWCC covenants and agrees that it will require, as a condition to its entering into any such other agreement with a Co-Participant, that such other agreement contains the same provision as that contained in the immediately preceding sentence.

     6.  Notes.  The Company's borrowings under this Agreement will be evidenced
         -----
by one or more promissory note in the form of Exhibit A or Exhibit B attached to this Agreement.

     7.  Non-Exclusivity.  Nothing in this Agreement prohibits or restricts the
         ---------------
Company from borrowing from third parties, or obtaining services described in this Agreement from third parties, whenever and on whatever terms it deems appropriate.

     8.  Effectiveness.  This Agreement shall be effective as of June 15, 2000,
         -------------
provided that, if prior approval by the regulatory commission of any jurisdiction is required before this Agreement may become effective as to the Company, or before AWCC may provide a particular service hereunder to the Company, this Agreement shall not be effective as to the Company or as to that service, as the case may be, unless and until the required approval has been obtained. Unless and until this Agreement becomes effective as to the Company in whole or in part, the Company shall not be entitled to the benefits of, nor shall it have any rights or duties under, this Agreement. This Agreement may be amended or rescinded only by written instrument signed by the Company and AWCC.

     9.  Termination.  The Company may terminate its participation in this
         -----------
Agreement by giving ten (10) days prior written notice of such termination to AWCC; and (b) AWCC may terminate this Agreement by giving ninety (90) days prior written notice of such termination to the Company. Termination of this Agreement will not affect: (a) the Company's obligations under any Promissory Notes; (b) any party's obligations with respect to any amounts owing under Sections 2 and 3 of this Agreement (including such amounts attributable to obligations of any terminating party under any Promissory Notes that remain outstanding after this Agreement is terminated as to that party); or (c) AWCC's obligations to repay any investments made by a Company pursuant to Appendix I.

     10.  Copies.  This Agreement may be executed by the parties in one or more
          ------
copies and each executed copy shall be considered an original.

     In witness of the foregoing, each of the Company and AWCC has caused its respective corporate seal to be affixed to this Agreement and has caused this Agreement to be signed on its behalf by its duly authorized officers.

ATTEST:                         [NAME OF COMPANY]


By:_________________________    By:_______________________________________
     Title:                          Name:
          Title:


ATTEST:                         AMERICAN WATER CAPITAL CORP.


By:_________________________    By:_______________________________________
     Title:                          Name:
                                     Title:

                                   APPENDIX I

                       DESCRIPTION OF FINANCIAL SERVICES


Set forth below is a list of the services which AWCC agrees to provide to the Company upon its request pursuant to the Agreement to which this Appendix is attached.

     1.   Short-Term Loans.  AWCC will provide Short-Term Loans to the Company
          ----------------
pursuant to the terms set forth in the promissory notes to be issued by the Company to AWCC, each substantially in the form attached to this Agreement as Exhibit A.

     2.   Long-Term Borrowings.  AWCC will provide loans other than Short-Term
          --------------------
Loans to the Company pursuant to the terms set forth in the promissory notes to be issued by the Company to AWCC, each substantially in the form attached hereto as Exhibit B.

     3.   Cash Management.  Cash not required by the Company to pay its daily
          ---------------
disbursements or to pay when due the principal of and interest on, the Company's borrowings from AWCC other than Short-Term Loans will be used by AWCC first to reduce the outstanding principal balance of the Company's Short-Term Loans owing to AWCC and any excess will be deemed to be invested with AWCC and will earn a daily rate of interest that is equal to the interest income earned by AWCC on those funds. Upon the request of that Company, AWCC shall execute one or more promissory notes in favor of the Company, in form and substance substantially similar to the Promissory Note attached as Exhibit A to the Agreement as evidence of such investment.

                                   EXHIBIT A
                                PROMISSORY NOTE
                              FOR SHORT-TERM LOANS
                              --------------------

$___________________                                       _______________, 2000

     FOR VALUE RECEIVED, [NAME OF COMPANY], a _____________________ corporation (herein "Borrower") hereby promises to pay ON DEMAND to the order of American Water Capital Corp., a Delaware corporation ("Lender"), in same day funds at its offices at Voorhees, New Jersey or such other place as Lender may from time to time designate, the principal sum of __________________ dollars ($___________) (the "Maximum Principal Sum"), or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Lender to Borrower (other than loans evidenced by a promissory note under which the principal amount is due and payable in one or more scheduled installments more than one year after the date of its issue), together with interest thereon from the date hereof until paid in full. Interest will be charged on the unpaid outstanding principal balance of this Note at a rate per annum equal to Lender's actual cost of funds to make such loan, such rate to change as Lender's actual cost of funds changes. Interest on borrowings shall be due and payable on the first business day of each month, commencing with the first business day of the month after the month in which this Note is executed. In the absence of manifest error, the records maintained by Lender of the amount and term, if any, of borrowings hereunder shall be deemed conclusive.

     Borrower may borrow, repay and reborrow hereunder in amounts which do not, in the aggregate outstanding at any time, exceed the Maximum Principal Sum.

     The occurrence of one or more of any of the following shall constitute an event of default hereunder:

          (a) Borrower shall fail to make any payment of principal and/or interest due hereunder or under any other promissory note between Lender and Borrower within five business days after the same shall become due and payable, whether at maturity or by acceleration or otherwise;

          (b) Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purposes of effecting any of the foregoing; or

          (c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, trustee or liquidator of Borrower or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

     Upon the occurrence of any event of default, the entire unpaid principal sum hereunder plus all interest accrued thereon plus all other sums due and payable to Lender hereunder shall, at the option of Lender, become due and payable immediately. In addition to the foregoing, upon the occurrence of any event of default, Lender may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Lender by law, equity, statute or otherwise.

     Borrower hereby waivers presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor in connection with any default in the payment of, or any enforcement of the payment of, all amounts due hereunder. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     Following the occurrence of any event of default, Borrower will pay upon demand all costs and expenses (including all amounts paid to attorneys, accountants, and other advisors employed by Lender), incurred by Lender in the exercise of any of it rights, remedies or powers hereunder with respect to such event of default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and will bear interest at the contract rate set forth herein from the date of such demand until paid in full. In connection with and as part of the foregoing, in the event that this
Note is placed in the hands of an attorney for the collection of any sum payable hereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed hereunder, as well as all costs, disbursements and allowances provided by law.

     If for any reason one or more of the provisions of this Note or their application to any entity or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note inures to the benefit of Lender and binds Borrower and Lender's and Borrower's respective successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     This Promissory Note is one of the promissory notes referred to in the Financial Services Agreement dated _______________________________, 2000 between Borrower and Lender to which reference is made for a statement of additional rights and obligations of the parties hereto.

     IN WITNESS WHEREOF, Borrower has executed this Promissory Note the day and year first written above.

                                        [BORROWER]


                                        By:_____________________________________
                                             Name:
                                             Title:

                                   EXHIBIT B
                                PROMISSORY NOTE
                            FOR LONG-TERM BORROWINGS
                            ------------------------

$______________                                              _____________, 2000

     FOR VALUE RECEIVED, [NAME OF COMPANY], a ____________________ corporation (herein "Borrower") hereby promises to pay to the order of American Water Capital Corp., a Delaware corporation ("Lender"), in same day funds at its offices at ________________________ or such other place as Lender may from time to time designate, the principal sum of __________________ dollars ($___________), together with interest thereon from the date hereof until paid in full. Interest shall be charged on the unpaid outstanding principal balance hereof at a rate per annum equal to the rate paid and to be paid by Lender with respect to the borrowings it made in order to provide funds to Borrower hereunder. Interest on borrowings shall be due and payable in immediately available funds on the same business day on which the Lender must pay interest on the borrowings it made in order to provide funds to the Borrower hereunder. The principal amount hereof shall be due and payable hereunder at such times and in such amounts and in such installments hereunder as the Lender must pay with respect to the borrowings it made in order to provide funds to the Borrower hereunder. Lender has provided Borrower with a copy of the documentation evidencing the borrowings made by Lender in order to provide funds to Borrower hereunder. In the absence of manifest error, such documentation and the records maintained by Lender of the amount and term, if any, of borrowings hereunder shall be deemed conclusive.

     The occurrence of one or more of any of the following shall constitute an event of default hereunder:

          (a) Borrower shall fail to make any payment of principal and/or interest due hereunder or under any other promissory note between Lender and Borrower within five business days after the same shall become due and payable, whether at maturity or by acceleration or otherwise;

          (b) Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purposes of effecting any of the foregoing; or

          (c) Any order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or all or a substantial part of the assets of Borrower, or appointing a receiver, trustee or liquidator of Borrower or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days.

     Upon the occurrence of any event of default, the entire unpaid principal sum hereunder plus all interest accrued thereon plus all other sums due and payable to Lender hereunder shall, at the option of Lender, become due and payable immediately. In addition to the foregoing, upon the occurrence of any event of default, Lender may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Lender by law, equity, statute or otherwise.

     Borrower hereby waivers presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor in connection with any default in the payment of, or any enforcement of the payment of, all amounts due hereunder. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     Following the occurrence of any event of default, Borrower will pay upon demand all costs and expenses (including all amounts paid to attorneys, accountants, and other advisors employed by Lender), incurred by Lender in the exercise of any of it rights, remedies or powers hereunder with respect to such event of default, and any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and will bear interest at the contract rate set forth herein from the date of such demand until paid in full. In connection with and as part of the foregoing, in the event that this
Note is placed in the hands of an attorney for the collection of any sum payable hereunder, Borrower agrees to pay reasonable attorneys' fees for the collection of the amount being claimed hereunder, as well as all costs, disbursements and allowances provided by law.

     If for any reason one or more of the provisions of this Note or their application to any entity or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note inures to the benefit of Lender and binds Borrower and Lender's and Borrower's respective successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     This Promissory Note is one of the promissory notes referred to in the Financial Services Agreement dated ______________________________, 2000 between Borrower and Lender to which reference is made for a statement of additional rights and obligations of Lender and Borrower.

     IN WITNESS WHEREOF, Borrower has executed this Promissory Note the day and year first written above.

                                        [BORROWER]


                                        By:___________________________________
                                             Name:
                                             Title: